Filed Pursuant to Rule 424(b)(3) and (c)
File Number 333-171524

Prospectus Supplement No. 2 to Prospectus dated March 19, 2012
66,666,667 Shares of Common Stock of
MEDIZONE INTERNATIONAL, INC.
_____________________________________________

This Prospectus Supplement No. 2 supplements the Prospectus of Medizone International, Inc. (“Medizone” or the “Company”) dated March 19, 2012 (the “Prospectus”), relating to the offer and sale by the selling stockholder identified in the Prospectus of up to 66,666,667 shares of our common stock.  This Prospectus Supplement No. 2 should be read in conjunction with the Prospectus, and is qualified by reference to the Prospectus except to the extent that the information in this Prospectus Supplement No. 2 supersedes the information contained in the Prospectus and the prior Prospectus Supplement.

This Prospectus Supplement No. 2 includes the attached reports, as set forth below, as filed by Medizone International, Inc., with the Securities and Exchange Commission.

-	The Company's Quarterly Report on Form 10-Q, for the quarter ended June 30, 2012, filed with the SEC on August 1, 2012; and
-	The Company's Quarterly Report on Form 10-Q, for the quarter ended September 30, 2012, filed with the SEC on October 25, 2012.

Our Common Stock trades on the Over-the-Counter Bulletin Board under the symbol “MZEI.”

The purchase of our stock involves a high degree of risk. See “Risk Factors” beginning on page 6 of our Prospectus for a discussion of factors you should carefully consider before purchasing the shares offered by the Prospectus.

______________________________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disproved of these securities or determined of the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 2 is November 2, 2012.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 10-Q

(Mark One)
☑	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2012

Or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from __________ to ____________

Commission File Number: 2-93277-D

MEDIZONE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	87-0412648
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4000 Bridgeway, Suite 401, Sausalito, California 94965
(Address of principal executive offices, Zip Code)

(415) 331-0303
(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☑ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☑ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☑

At August 1, 2012, the registrant had 281,303,594 shares of common stock issued and outstanding.

MEDIZONE INTERNATIONAL, INC.
FORM 10-Q

TABLE OF CONTENTS
June 30, 2012

		Page No.
Part I — Financial Information

Item 1.	Financial Statements	3

	Consolidated Balance Sheets: June 30, 2012 (Unaudited) and December 31, 2011 (Audited)	3

	Consolidated Statements of Operations and Other Comprehensive Loss (Unaudited): For the Three and Six Months Ended June 30, 2012 and 2011 and from inception on January 31, 1986 through June 30, 2012	4

	Consolidated Statements of Cash Flow (Unaudited): For the Six Months Ended June 30, 2012 and 2011 and from inception on January 31, 1986 through June 30, 2012	5

	Notes to the Consolidated Financial Statements	7

Item 2.	Management's Discussion and Analysis of Financial Condition and Results of Operations	13

Item 3.	Quantitative and Qualitative Disclosures About Market Risk	20

Item 4.	Controls and Procedures	20

Part II — Other Information

Item 1.	Legal Proceedings	21

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds	21

Item 6.	Exhibits	22

Signatures		23

PART I — FINANCIAL INFORMATION
Item 1. Financial Statements
MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES
(A Development Stage Company)
Consolidated Balance Sheets

	June 30,	December 31,
	2012	2011
	(Unaudited)	(Audited)
ASSETS

CURRENT ASSETS
Cash	$108,726	$129,759
Prepaid expenses	141,262	47,286
Total Current Assets	249,988	177,045

PROPERTY AND EQUIPMENT (NET)	5,978	3,975

OTHER ASSETS
Trademark and patents, net	196,676	146,342
Lease deposit	4,272	4,272
Total Other Assets	200,948	150,614

TOTAL ASSETS	$456,914	$331,634

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$426,871	$475,912
Accounts payable – related parties	233,822	229,669
Accrued expenses	463,813	451,986
Accrued expenses – related parties	1,937,941	1,960,527
Customer deposits	40,000	40,000
Notes payable	289,897	283,249
Total Current Liabilities	3,392,344	3,441,343
CONTINGENT LIABILITIES	224,852	224,852

TOTAL LIABILITIES	3,617,196	3,666,195

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock, 50,000,000 shares authorized of $0.00001 par value, no shares issued or outstanding	-	-
Common stock, 395,000,000 shares authorized of $0.001 par value, 281,303,594 and 272,041,949 shares issued and outstanding, respectively	281,303	272,042
Additional paid-in capital	25,292,689	23,155,777
Other comprehensive loss	(23,628)	(21,082)
Deficit accumulated during the development stage	(28,710,646)	(26,741,298)
Total Stockholders' Deficit	(3,160,282)	(3,334,561)
TOTAL LIABILITIES AND STOCKHOLDERS'EQUITY (DEFICIT)	$456,914	$331,634

The accompanying notes are an integral part of these consolidated financial statements.

3

MEDIZONE INTERNATIONAL, INC., AND SUBSIDIARIES
(A Development Stage Company)
Consolidated Statements of Operations and Other Comprehensive Loss
(Unaudited)

					From Inception
	For the		For the		on January 31, 1986
	Three Months Ended		Six Months Ended		Through
	June 30,		June 30,		June 30,
	2012	2011	2012	2011	2012
REVENUES	$-	$-	$-	$-	$133,349

EXPENSES
Cost of sales	-	-	-	-	103,790
General and administrative	251,380	217,798	1,581,146	429,102	20,940,797
Research and development	290,679	306,715	358,928	589,294	5,464,856
Expense on extension of warrants	-	-	-	-	2,092,315
Depreciation and amortization	9,067	5,361	16,927	10,406	99,982
Bad debt expense	-	-	-	-	48,947
Total Expenses	551,126	529,874	1,957,001	1,028,802	28,750,687
Loss from Operations	(551,126)	(529,874)	(1,957,001)	(1,028,802)	(28,617,338)

OTHER INCOME (EXPENSES)
Gain on sale of subsidiaries	-	-	-	-	208,417
Debt forgiveness	-	-	-	-	61,514
Non-controlling interest in loss	-	-	-	-	26,091
Other income	-	-	-	-	19,780
Interest expense	(6,161)	(6,414)	(12,347)	(12,678)	(1,178,848)
Loss on termination of license agreement	-	-	-	-	(125,000)
Total Other Expenses	(6,161)	(6,414)	(12,347)	(12,678)	(988,046)

LOSS BEFORE EXTRAORDINARY ITEMS	(557,287)	(536,288)	(1,969,348)	(1,041,480)	(29,605,384)

EXTRAORDINARY ITEMS
Debt forgiveness	-	-	-	-	479,738
Lawsuit settlement	-	-	-		415,000
Total Extraordinary Items	-	-	-	-	894,738

NET LOSS	(557,287)	(536,288)	(1,969,348)	(1,041,480)	(28,710,646)

OTHER COMPREHENSIVE LOSS
Loss on foreign currency translation	(1,638)	(2,855)	(2,546)	(4,961)	(23,628)

TOTAL COMPREHENSIVE LOSS	$(558,925)	$(539,143)	$(1,971,894)	$(1,046,441)	$(28,734,274)

BASIC LOSS PER SHARE	$(0.00)	$(0.00)	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	279,937,782	264,273,347	278,791,946	261,985,685

The accompanying notes are an integral part of these consolidated financial statements.

4

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES
(A Development Stage Company)
Consolidated Statements of Cash Flows
(Unaudited)

			From Inception
			on January 31,
	For the Six Months Ended		1986 Through
	June 30,		June 30,
	2012	2011	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,969,348)	$(1,041,480)	$(28,710,646)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	16,896	10,349	99,779
Stock issued for services	-	-	4,714,741
Stock issued for early termination of a license agreement	-	-	125,000
Amortization of deferred consulting fees	-	48,229	201,311
Expense on extension of warrants below market value	-	-	2,092,315
Value of stock options granted	1,157,738	12,252	1,586,354
Bad debt expense	-	-	48,947
Non-controlling interest in loss	-	-	(26,091)
Loss on disposal of equipment	-	-	693,752
Gain on settlement of debt and lawsuit settlements	-	-	(603,510)
Changes in assets and liabilities:
Prepaid expenses and lease deposit	(81,068)	(26,695)	(167,910)
Accounts payable and accounts payable-related parties	(44,888)	59,710	1,281,570
Accrued expenses and accrued expenses-related parties	(10,759)	9,963	3,049,777
Customer deposits	-	-	40,000
Net Cash Used in Operating Activities	(931,429)	(927,672)	(15,574,611)
CASH FLOWS FROM INVESTING ACTIVITIES:
Trademark and patent costs	(66,085)	(11,170)	(168,477)
Purchase of property and equipment	(3,148)	-	(51,734)
Net Cash Used in Investing Activities	(69,233)	(11,170)	(220,211)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from lawsuit settlement	-	-	415,000
Principal payments on notes payable	(6,260)	(2,776)	(209,939)
Cash received from notes payable	-	-	1,129,518
Advances from stockholders	-	-	44,658
Payment on stockholder advances	-	-	(31,191)
Capital contributions	-	-	439,870
Stock issuance costs	-	(4,300)	(119,612)
Increase in non-controlling interest	-	-	14,470
Issuance of common stock and subscribed for cash	988,435	1,221,312	14,244,402
Net Cash Provided by Financing Activities	982,175	1,214,236	15,927,176
EFFECT ON CURRENCY EXCHANGE RATE CHANGES ON CASH	(2,546)	(4,961)	(23,628)
NET INCREASE (DECREASE) IN CASH	(21,033)	270,433	108,726
CASH AT BEGINNING OF PERIOD	129,759	435,894
CASH AT END OF PERIOD	$108,726	$706,327	$108,726

The accompanying notes are an integral part of these consolidated financial statements.

5

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES
(A Development Stage Company)
Consolidated Statements of Cash Flows (Continued)
(Unaudited)
			From Inception
			on January 31,
	For the Six Months Ended		1986 Through
	June 30,		June 30,
	2012	2011	2012
SUPPLEMENTAL CASH FLOW INFORMATION CASH PAID FOR:
Interest	$428	$850	$31,785
NON-CASH FINANCING ACTIVITIES
Financing of insurance policy	$12,908	$8,526	$20,547
Stock issued for prepaid consulting fees	$-	$-	$301,811
Stock issued for conversion of debt	$-	$-	$4,373,912
Stock issued for license agreement	$-	$-	$693,752
Stock issued for patent costs	$-	$-	$82,215

The accompanying notes are an integral part of these consolidated financial statements.

6

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES
(A Development Stage Company)
Notes to the Consolidated Financial Statements (Unaudited)
June 30, 2012 and December 31, 2011

NOTE 1          BASIS OF PRESENTATION

The financial information included herein is unaudited and has been prepared consistent with accounting principles generally accepted in the United States of America (“US GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, these consolidated financial statements do not include all information and footnotes required by US GAAP for complete consolidated financial statements. These notes should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s annual report on Form 10-K for the year ended December 31, 2011. In the opinion of management, these consolidated financial statements contain all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of results for the interim period presented. The results of operations for the three- and six-month periods ended June 30, 2012 are not necessarily indicative of the results to be expected for the full year.

NOTE 2          CANADIAN FOUNDATION FOR GLOBAL HEALTH

In late 2008, the Company assisted in the formation of the Canadian Foundation for Global Health (“CFGH”), a not-for-profit foundation based in Ottawa, Canada. The Company helped establish CFGH for two primary purposes: (1) to establish an independent not-for-profit foundation intended to have a continuing working relationship with the Company for research purposes that is best positioned to attract the finest scientific, medical and academic professionals possible to work on projects deemed to be of social benefit; and (2) to provide a means for the Company to use a tiered pricing structure for services and products in emerging economies and extend the reach of the Company’s technology to as many in need as possible.

Accounting standards require a variable interest entity (“VIE”) to be consolidated by a company if that company absorbs a majority of the VIE’s expected losses and/or receives a majority of the entity’s expected residual returns as a result of holding variable interests, which are the ownership, contractual, or other financial interests in the entity. In addition, a legal entity is considered to be a VIE, if it does not have sufficient equity at risk to finance its own activities without relying on financial support from other parties. If the legal entity is a VIE, then the reporting entity determined to be the primary beneficiary of the VIE must consolidate it. The Company determined that CFGH meets the requirements of a VIE, effective upon the first advance to CFGH on February 12, 2009. Accordingly, the financial condition and operations of CFGH are being consolidated with the Company for the three- and six-month periods ended June 30, 2012, June 30, 2011, and December 31, 2011.

NOTE 3          BASIC LOSS PER SHARE

The computations of basic loss per share of common stock are based on the weighted average number of common shares outstanding during the periods of the consolidated financial statements as follows:

	For the Three Months Ended June 30,
	2012	2011
Numerator
- Loss before extraordinary items	$(557,287)	$(536,288)
- Extraordinary items	-	-
Denominator (weighted average number of common shares outstanding)	279,937,782	264,273,347
Basic loss per share
- Before extraordinary items	$(0.00)	$(0.00)
- Extraordinary items	$(0.00)	$(0.00)
Basic Loss Per Share	$(0.00)	$(0.00)

7

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES
(A Development Stage Company)
Notes to the Consolidated Financial Statements (Unaudited)
June 30, 2012 and December 31, 2011

NOTE 3          BASIC LOSS PER SHARE (continued)

	For the Six Months Ended June 30,
	2012	2011
Numerator
- Loss before extraordinary items	$(1,969,348)	$(1,041,480)
- Extraordinary items	-	-
Denominator (weighted average number of common shares outstanding)	278,791,946	261,985,685
Basic loss per share
- Before extraordinary items	$(0.00)	$(0.00)
- Extraordinary items	$(0.00)	$(0.00)
Basic Loss Per Share	$(0.00)	$(0.00)

Common stock equivalents, consisting of warrants and options, have not been included in the calculation as their effect is antidilutive for the periods presented.

NOTE 4          GOING CONCERN

The Company’s consolidated financial statements are prepared using US GAAP applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has incurred significant losses from its inception through June 30, 2012, which have resulted in an accumulated deficit of $28,710,646 at June 30, 2012.  The Company has funds sufficient to cover its operating costs for the next few months, has a working capital deficit of approximately $3,142,356, and has relied exclusively on debt and equity financing.  Accordingly, there is substantial doubt about its ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional capital and ultimately, upon the Company’s attaining profitable operations.  The Company will require a substantial amount of additional funds to complete the development of its products, hospital beta testing, commercialization, and to fund additional losses, until revenues are sufficient to cover the Company’s operating expenses. If the Company were unsuccessful in any of the additional funding noted below, it will most likely be forced to substantially reduce or cease operations.

As discussed in Note 7 below, the Company entered into a Stock Purchase Agreement and established an Equity Line with Mammoth Corporation (“Mammoth”).  The Company does not anticipate needing to draw the full amount of the Equity Line to implement our business plan and to develop and market its location disinfection technologies.  The Company believes that it will need approximately $2,250,000 for the next nine months for continued research, development, marketing, and related activities, as well as for general corporate purposes, including final product development and initiation of sales.  Pursuant to the Stock Purchase Agreement with Mammoth, the frequency and amounts of draws are within its control.  The Company is not obligated to make any draws, and the Company may draw any amount up to the full amount of the Equity Line, in its discretion.  The Company does not plan to draw more funds (and correspondingly put more shares to Mammoth) under the Equity Line than is necessary to implement its business plan.

During 2011, the Company raised a total of $1,545,906 through the sale of 12,679,778 shares of common stock at prices ranging from $0.08 to $0.192 per share, which funds have been used to keep the Company current in its reporting obligations under the Exchange Act and to pay certain other corporate obligations including the initial costs of development for its hospital disinfection system.  During the six months ended June 30, 2012, the Company raised a total of $988,435 through the sale of 9,261,645 shares of common stock at prices ranging from $0.09 to $0.165 per share.  In addition, if the Company were to need additional resources outside the Equity Line, the Company believes the Company would be able to raise additional funds from some of the same investors who have purchased shares from 2009 to 2012, although there is no guarantee that these investors will purchase additional shares.  However, these investors have verbally committed to continue to fund the Company’s projects on a monthly basis, as needed as apparent to subsequent investments.

The ability of the Company to continue as a going concern is dependent on its ability to successfully accomplish the plan described in the preceding paragraphs and eventually attain profitable operations.  The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of these uncertainties.

8

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES
(A Development Stage Company)
Notes to the Consolidated Financial Statements (Unaudited)
June 30, 2012 and December 31, 2011

NOTE 5          COMMITMENTS AND CONTINGENCIES

The Company is subject to certain claims and lawsuits arising in the normal course of business. In the opinion of management, uninsured losses, if any, resulting from the ultimate resolution of these matters will not have a material effect on the Company’s consolidated financial position, results of operations, or cash flows.

Litigation

Rakas vs. Medizone International, Inc. - A former consultant brought this action against the Company claiming the Company had failed to pay consulting fees under a consulting agreement.  In September 2001, the parties agreed to settle the matter for $25,000.  The Company, however, did not have the funds to pay the settlement and the plaintiff moved the court to enter a default judgment in the amount of $143,000 in January 2002.  On May 8, 2002, the court vacated the default judgment and requested that the Company post a bond of $25,000 to cover the settlement previously entered into by the parties.  The Company has been unable to post the required bond amount as of the date of this report.  Therefore, the Company has recorded, as part of accounts payable, the original default judgment in the amount of $143,000, plus fees totaling $21,308, as of June 30, 2012 and December 31, 2011.  The Company intends to contest the judgment if and when it is able to in the future.

Contingent Liabilities

As of June 30, 2012 and December 31, 2011, the Company has recorded contingent liabilities totaling $224,852 related to certain past due payables for which the Company has not received invoices or demands for over ten years.  Although management of the Company does not believe that the amounts will ever be paid, the amounts are being recorded as contingent liabilities until such time as the Company is certain that no liability exists and until the statute of limitations has expired.

The Company’s Board of Directors has approved the following salaries/consulting fees for its key officers: (1) $170,000 a year for the Company’s CEO, which increased to $195,500 effective March 1, 2012, and (2) $60,000 a year for the Company’s CFO.

Operating Leases

Effective January 1, 2012, our principal executive offices are located in leased premises at 4000 Bridgeway, Suite 401, Sausalito, California.  The lease has a term of one year, through December 31, 2012 with monthly lease payments of $2,100.  Also, we lease a certified laboratory located at Innovation Park, Queen’s University in Kingston, Ontario, Canada, which has provided a primary research and development platform as we proceed toward commercialization of our products.  The lease term was extended to June 30, 2012, with monthly lease payments of Canadian Dollars (“CD”) $1,350 plus the applicable Goods and Services Tax (“GST”); after June 30, 2012, the lease is on a month-to-month term.  A second laboratory space for full scale room testing was extended to June 30, 2012, with monthly lease payments of CD $1,250, plus the applicable GST; after June 30, 2012, the lease is on a month-to-month term.

We estimate that our current facilities are sufficient to meet our needs until we begin to have revenues from operations.

NOTE 6          COMMON STOCK WARRANTS AND OPTIONS

Warrants

All outstanding warrants were either exercised or expired unexercised prior to December 31, 2009, thus there are no warrants outstanding as of June 30, 2012 or December 31, 2011.

Options

In August 2009, the Company granted options to purchase a total of 1,500,000 shares to an outside consultant for services rendered, with an exercise price of $0.10 per share, exercisable for up to five years. The options vested as follows: (i) 500,000 of the options vested immediately on the date of grant, (ii) 500,000 options will vest on the date certified by the Company as the date the Company’s hospital disinfection program completes its beta-testing, and (iii) the remaining 500,000 options will vest on the date certified by the Company as the date that the Company’s process has been commercialized and a minimum of 50 units or devices have been sold to third parties by the Company.  As of June 30, 2012, options for 1,000,000 of the 1,500,000 shares had not yet vested.

In July 2010, the Company granted options to purchase a total of 3,500,000 shares to certain board members and employees of the Company as additional compensation for work performed. As of December 31, 2011, options for 250,000 shares were cancelled under this agreement. These options are exercisable for five years at $0.20 per share, but do not vest until the Company has achieved commercial sales. As of June 30, 2012, none of these options had vested. The value of these options granted, totaling $710,577, will be recorded in the future once the Company has achieved commercial sales.

9

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES
(A Development Stage Company)
Notes to the Consolidated Financial Statements (Unaudited)
June 30, 2012 and December 31, 2011

NOTE 6          COMMON STOCK WARRANTS AND OPTIONS (Continued)

In September 2010, the Company granted options to purchase 250,000 shares to an outside consultant in connection with extending his consulting agreement with the Company through September 2011. These options are exercisable for five years at $0.275 per share, but do not vest until the Company has achieved commercialization and sales of the AsepticSure™ product. As of June 30, 2012, none of these options had vested. The value of these options granted, totaling $65,067, will be recorded in the future once the Company has achieved the required commercial sales.

In March 2011, the Company granted options for the purchase of 150,000 shares of common stock to an individual for accounting related services to be performed through December 30, 2011, which did not vest until such date.  The options have an exercise price of $0.14 per share, and are exercisable for up to five years.  The grant date fair value of these options was $20,042, in connection with which the Company recognized $6,311 and $7,351 of expense during the three and six months ended June 30, 2011, respectively.  The remaining $12,691 was recognized between July 1, and December 30, 2011.

In March 2011, the Company granted options for the purchase of 100,000 shares of common stock to an individual for web and press support services to be performed through December 30, 2011, which did not vest until such date. The options have an exercise price of $0.14 per share, and are exercisable for up to five years.  The grant date fair value of these options was $13,361, in connection with which the Company recognized $4,207 and $4,901 of expense during the three and six months ended June 30, 2011, respectively.  The remaining $8,460 was recognized between July 1, and December 30, 2011.

In February 2012, the Board of Directors approved the 2012 Equity Incentive Award Plan and authorized up to 10,000,000 shares of common stock to be available for awards under the Plan. On February 21, 2012, each of four directors of the Company was awarded stock options for the purchase of 1,000,000 shares of common stock, exercisable at a price of $0.23 per share, which was the closing price of the Company’s common stock reported on the OTC Bulletin Board on the date of grant. In addition, certain officers, consultants and employees of the Company were awarded options in the aggregate for the purchase of 1,050,000 shares of stock at an exercise price of $0.23 per share. The value of these options granted, totaling $1,057,600, was recognized as expense during the six months ended June 30 as each of the options granted was fully vested on the date of grant.

In May 2012, the Company granted options for the purchase of 1,000,000 shares of common stock to an individual for distribution channel related services to be performed, which do not vest until completion of specific milestones.  The options have an exercise price of $0.17 per share, and are exercisable for up to five years.  The grant date fair value of these options was $153,997 in connection with which the Company recognized no expense during the three months ended June 30, 2012.  The Company will recognize the expense in the future upon achievement of these milestones.

In May 2012, the Company granted options for the purchase of 1,000,000 shares of common stock to an individual for medical consulting support services already performed (vested immediately on the grant date) and to be performed in the future, which do not vest until completion of certain milestones. The options have an exercise price of $0.17 per share, and are exercisable for up to five years. The grant date fair value of these options was $149,460, in connection with which the Company recognized $100,138 of expense during the three months ended June 30, 2012.  The remaining $49,322 will be recognized by the Company in the future upon achievement of the remaining milestones.

The Company estimated the fair value of the stock options at the date of the grant, based on the following weighted average assumptions:

Risk-free interest rate	0.75%
Expected life	5 years
Expected volatility	148.90%
Dividend yield	0.00%

10

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES
(A Development Stage Company)
Notes to the Consolidated Financial Statements (Unaudited)
June 30, 2012 and December 31, 2011

NOTE 6          COMMON STOCK WARRANTS AND OPTIONS (Continued)

A summary of the status of the Company’s outstanding options as of June 30, 2012, and changes during the six-month period then ended is presented below:

	Shares	Weighted Average Exercise Price
Outstanding, beginning of period	7,750,000	$0.17
Granted	7,050,000	$0.21
Expired/Canceled	-	-
Exercised	-	-
Outstanding, end of period	14,800,000	$0.21
Exercisable	8,970,000	$0.20

The Company estimates the fair value of each stock award by using the Black-Scholes option pricing model, which model requires the use of exercise behavior data and the use of a number of assumptions including volatility of the Company’s stock price, the weighted average risk-free interest rate, and the weighted average expected life of the options. Because the Company does not pay dividends, the dividend rate variable in the Black-Scholes model is zero. Under the provisions of this accounting standard, additional expense of $100,138 and $12,252 was recorded for the six-month periods ended June 30, 2012 and 2011, respectively, using the Black-Scholes option pricing model.

NOTE 7          STOCK TRANSACTIONS AND SIGNIFICANT CONTRACTS

During January and February 2012, the Company sold an aggregate of 6,653,000 restricted shares of common stock to approximately 30 accredited investors for cash proceeds of $665,300 at a price of $0.10 per share.

During January 2012, the Company issued 903,089 shares of common stock to Mammoth as part of the Equity Line for cash proceeds of $149,010, at a price of $0.165 per share.

During June 2012, the Company issued 500,000 shares of common stock to Mammoth as part of the Equity Line for cash proceeds of $65,625, at a price of $0.131 per share.

During June 2012, the Company sold an aggregate of 1,205,556 restricted shares of common stock to two accredited investors for cash proceeds of $108,500 at a price of $.09 per share.

Stock Purchase Agreement

In November 2010, the Company entered into the Stock Purchase Agreement, with Mammoth providing for the Equity Line. The Stock Purchase Agreement provides that, upon the terms and subject to the conditions in the Stock Purchase Agreement, Mammoth is committed to purchase up to $10,000,000 of shares of our common stock over the 24-month term of the Stock Purchase Agreement under certain specified conditions and limitations.

Furthermore, in no event may Mammoth purchase any shares of the Company’s common stock which, when aggregated with all other shares of common stock then beneficially owned by Mammoth, would result in the beneficial ownership by Mammoth of more than 4.9 percent of the then outstanding shares of the Company’s common stock. These maximum share and beneficial ownership limitations may not be waived by the parties.

Under the terms of the Stock Purchase Agreement, the Company has the opportunity for a 24-month period, commencing on the date on which the SEC first declared effective the registration statement filed in connection with the resale of shares issued under the Equity Line, to require Mammoth to purchase up to $10,000,000 in shares of common stock. For each share of common stock purchased under the Stock Purchase Agreement, Mammoth will pay to the Company a purchase price equal to 75 percent of the lowest closing bid price during the five consecutive trading day period (the “Draw Down Pricing Period”) preceding the date a draw down notice (the “Draw Down Notice”) is delivered by the Company to Mammoth (the “Draw Down Date”) in a manner provided by the Stock Purchase Agreement. Subject to the limitations outlined below, the Company may, at its sole discretion, issue a Draw Down Notice to Mammoth, and Mammoth will then be irrevocably bound to purchase such shares.

Each Draw Down Notice must specify the lowest purchase price during the Draw Down Pricing Period at which the Company will sell the shares to Mammoth, which shall not be less than 75 percent of the lowest closing bid price during the Draw Down Pricing Period.  Furthermore, the number of shares to be issued is limited by multiplying by five the average daily trading volume for the 30 trading days immediately preceding the delivery of the Draw Down Notice. The Draw Down Notice will also include the aggregate dollar amount of the Draw Down, which will not be less than $25,000 and not more than $500,000 in any Draw Down Notice. There must be a minimum of 15 trading days between each Draw Down Notice.

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MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES
(A Development Stage Company)
Notes to the Consolidated Financial Statements (Unaudited)
June 30, 2012 and December 31, 2011

NOTE 7          STOCK TRANSACTIONS AND SIGNIFICANT CONTRACTS (continued)

The Company agreed to pay up to $5,000 (of which the Company paid $4,300 during the three months ended March 31, 2011 to fully satisfy this obligation) of reasonable attorneys’ fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by Mammoth in connection with the preparation, negotiation, execution and delivery of the Stock Purchase Agreement and related transaction documentation. Further, if the Company issues a Draw Down Notice and fails to deliver the shares to Mammoth on the applicable settlement date, and such failure continues for 10 trading days, the Company agreed to pay Mammoth, in addition to all other remedies available to Mammoth under the Stock Purchase Agreement, an amount in cash equal to $100 for each $5,000 of the Draw Down Amount for the first 10 days such delivery is late, and $350 for each $5,000 of the Draw Down Amount for each trading day beyond 10 trading days that such delivery is late.

In connection with the Stock Purchase Agreement, the Company granted registration rights to Mammoth, and agreed to register the resale of shares issued to Mammoth in connection with Draw Downs made in connection with the Stock Purchase Agreement. In January 2011, the Company filed a registration statement to cover the resale by Mammoth of up to 66,666,667 shares of our common stock under the Stock Purchase Agreement. The Company is not permitted to make Draw Downs under the Stock Purchase Agreement at any time there is not an effective registration statement registering the resale of shares of common stock by Mammoth. On January 25, 2011, the registration statement was declared effective by the SEC. The Company has agreed to file all necessary post-effective amendments to the registration statement under applicable SEC rules and regulations in order to keep the registration statement currently effective.

The Stock Purchase Agreement may be terminated at any time by the mutual written consent of the parties. Unless earlier terminated, the Stock Purchase Agreement will terminate automatically on the 24-month anniversary of the effective date of the registration statement (which term may not be extended by the parties).

ADA Innovations

In December 2010, the Company reached a Services Agreement with ADA Innovations (“ADA”) for final development and production manufacturing of portable versions (the “Projects”) of the Company’s AsepticSure™ disinfection systems (“ADS”). A contract containing the terms of the agreement and detailed development plan was executed by the parties in January 2011, and amended in January and May, 2012.

In addition, BiOzone Corporation will remain involved as a development support partner and manufacturer of laboratory equipment, and will assist, as requested, in construction of permanent installations for large-scale industrial applications. Any and all notes, reports, information, inventions, sketches, plans concepts, data or other works created by ADA on its behalf under the Services Agreement will be the sole and exclusive property of the Company.

The term of the Services Agreement continues until the completion of the development and design projects contemplated by the Services Agreement, unless terminated earlier by either party in accordance with specific notices as outlined in the Services Agreement. Deliverables will include: (1) the pre-production prototype designed and manufactured to our specifications, (2) design and device content compliant with all North America, Europe and United Kingdom regulatory and licensing agency regulations, (3) a soft launch program managed by ADA and the Company, intended to be followed by increased production, and (4) additional outsourced macro-manufacturing capacity as required, supervised by the parties. The Company will pay ADA as services are provided.  During the three and six months ended June 30, 2012, the Company incurred research and development expenses totaling approximately $115,000 and $157,000 respectively, as compared to approximately $201,000 and $326,000, respectively, for the same periods in 2011for services provided under the Services Agreement.

NOTE 8          ACCOUNTS PAYABLE – RELATED PARTIES

As of June 30, 2012 and December 31, 2011, the Company had outstanding $233,822 and $229,669, respectively, owed to certain consultants for unpaid previous years services. These consultants are stockholders of the Company and therefore have been classified as related parties.

NOTE 9          SUBSEQUENT EVENTS

The Company has evaluated subsequent events per the requirements of Topic 855 and notes that there are no events to be reported.

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Item 2.             Management's Discussion and Analysis of Financial Condition and Results of Operations

Introduction

Medizone International, Inc. and its subsidiaries (collectively, “Medizone,” the “Company,” “we,” “us,” “our”) is a development stage company conducting research into the use of ozone in the disinfection of surgical and other medical treatment facilities and in other applications.

Ozone is a gas composed of three oxygen atoms (O3) in an unstable and highly reactive form. Ozone naturally tends to seek its normal state, exhibiting a short half-life as it reverts back to oxygen (O2) fairly rapidly. There are many uses of ozone as a disinfecting agent. Although Ozone does react with organic matter it leaves no residue in water or on the treated product. Ozone also does not form any toxic byproducts and when used in water which means that no change in color or flavor results from ozone treatment, unlike chlorine treatment. Ozone can be generated onsite from ambient air or from oxygen. Each method has its advantages and unique challenges. It has been demonstrated that ozone can be economically produced and is effectively used as an agent in food processing, equipment sanitizing, and in water treatment facilities globally. Ozone technology is replacing conventional sanitation techniques such as chlorine, steam, or hot water.

Development of Our Business

Prior to 2008, our research and development activity had been dedicated to (i) seeking regulatory approval of a precise mixture of ozone and oxygen, and the process of inactivating lipid-enveloped viruses for the intended purpose of decontaminating blood and blood products and assisting in the treatment of certain diseases; (ii) developing or acquiring the related technology and equipment for the medical application of our products, including a drug production and delivery system; and, (iii) applying our novel technology to the problem of nosocomial infections world-wide.

Early in 2008, we began to consider other applications of our core technologies and new technologies with lower development costs with the objective of moving us to revenue production in the shortest period of time. This new direction included re-positioning the Company to pursue an initiative in the field of hospital disinfection. Following laboratory results with Bacillus subtilis, an internationally recognized surrogate for anthrax, that produced 7 log reductions (sterilization), we have expanded our research and business plan to include bio-terrorism countermeasures as well as hospital disinfection and critical infrastructure decontamination.

By way of explanation, “log reduction” is a mathematical term (as is “log increase”) used to show the relative number of live microbes eliminated from a surface by disinfecting or cleaning. For example, a “5-log reduction” means lowering the number of microorganisms by 100,000-fold, that is, if a surface has 100,000 pathogenic microbes on it, a 5-log reduction would reduce the number of microorganisms to one, as indicated in the following table:

●	1 log reduction means the number of germs is 10 times smaller
●	2 log reduction means the number of germs is 100 times smaller
●	3 log reduction means the number of germs is 1000 times smaller
●	4 log reduction means the number of germs is 10,000 times smaller
●	5 log reduction means the number of germs is 100,000 times smaller
●	6 log reduction means the number of germs is 1,000,000 times smaller
●	7 log reduction means the number of germs is 10,000,000 times smaller

Corporate Operations

This change in our research and development focus was based, in part, on a review of published data on hospital-derived infections, an area of rapidly growing concern in the medical community. We identified an opportunity to build on our experience with ozone technologies and ozone’s bio-oxidative qualities in pursuing this initiative and shifted our near term efforts towards one of our founding tenets, namely that under the right conditions, ozone can be extremely effective at sterilizing biological fluids (blood, serum, and plasma and plasma fractionates) as well as biologically contaminated equipment and spaces.

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We expect our unique ozone generating technologies will play a vital role in addressing what public health officials and surgeons world-wide are beginning to recognize as “the silent epidemic” (American Academy of Orthopedic Surgeons, May 2008, copy on file with the Company (“AAOS Study”)), a reference to MRSA (Methicillin-resistant Staphylococcus aureus) infection. This is a strain of Staphylococcus aureus bacteria (“staph”) that is resistant to the broad-spectrum antibiotics commonly used to treat it. MRSA can be fatal. According to the AAOS Study, “the number of hospital admissions for MRSA has exploded in the past decade. By 2005, admissions were triple the number in 2000 and 10-fold higher than in 1995.

In 2005, in the United States, 368,600 hospital admissions for MRSA — including 94,000 invasive infections — resulted in 18,650 deaths. The number of MRSA fatalities in 2005 surpassed the number of fatalities from hurricane Katrina and AIDS combined and is substantially higher than fatalities at the peak of the U.S. polio epidemic.” Indeed, biological contamination of medical treatment areas such as hospitals and chronic care facilities has recently been identified by several world renowned public health institutions, including the Centers for Disease Control or “CDC” (CDC Report, 17 Oct, 2007, copy on file with the Company), as one of the greatest threats to public health and safety in the industrial world. This concern was reflected in an article published in the journal Science (18 July 2008, Vol. 321, pp 356-361, copy on file with the Company) which estimated that hospital-based infections in 2006 accounted for almost 100,000 deaths in the United States. We expect that current data, if available, would indicate that deaths in the United States from hospital-acquired MRSA infections exceed 100,000 per year.

In response to this situation, we have developed a prototype of a highly portable, low-cost, ozone-based technology (“AsepticSure™”) specifically for the purpose of decontaminating and sterilizing hospital surgical suites, emergency rooms, and intensive care units. Since this technology is not considered a medical treatment or a diagnostic device, its development pathway is not subject to a stringent and expensive regulatory review process. We anticipate that the development pathway will be based on independent peer-reviewed science and engineering excellence. Our team is also developing a variant of AsepticSure™ for governmental use with bio-terrorism countermeasures.

During May 2009, we commenced the first of a series of trials designed to confirm that our AsepticSure™ Hospital Disinfection System can rapidly eliminate hospital-based bacterial pathogens known to be responsible for the growing number of deaths and serious infections currently plaguing the healthcare system worldwide. We engaged an internationally recognized expert in medical microbiology and hospital infections to lead these trials.

We commenced a second series of laboratory trials in early June 2009, after the first series produced results that our researchers deemed to have demonstrated significant bactericidal effects against C. difficile, E. coli, Pseudomonas aeruginosa, MRSA and Vanocomycin-resistant Enterococci (“VRE”), the main causative agents of hospital derived nosocomial infections. This second series of laboratory trials resulted in what are estimated to be levels of bactericidal action necessary to achieve our commercial objectives.

In October 2009, we began a third series of laboratory trials to establish the precise protocols necessary to obtain maximum bactericidal action in combination with minimum turn-around times in keeping with normal hospital flow patterns. This third series of laboratory trials was completed during January 2010 and demonstrated predictably greater than 6 logs (99.9999%) of bacterial “kill” across the full spectrum of hospital contaminants including MRSA, C difficile, E coli, Pseudomonas aeruginosa and VRE in addition to the internationally accepted surrogate for anthrax, Bacillus subtilis. Our research has shown that the technology can now achieve a level of bacterial decontamination heretofore unseen in open space settings using conventional means. We expect that this development will significantly expand the utility and acceptance or our AsepticSure™ technology.

In connection with our trials described above, we also designed and produced a development prototype which has demonstrated that it can reach both the charge time and saturation requirements of its design criteria. In January 2010, we started mock-up trials for both public (hospital) and government (bio-terrorism countermeasures) applications of our system. Results obtained during early February 2010 demonstrated that every full-scale test run completed in our hospital room mock-up facility had resulted in the total elimination of all bacteria present in the room. Additional testing was designed to confirm in a more realistic hospital setting these laboratory findings indicating extremely high antibacterial efficacy for our novel technology (6-7.2 log reductions) against the primary causative agents of hospital acquired infections (HAIs), sometimes referred to as “Super Bugs.” We completed multiple runs with very high concentrations of MRSA, VRE and E. coli samples that were distributed throughout the test room. In every instance, the AsepticSure™ system produced greater than 6 log (99.9999%) reductions, which by definition, is sterilization. We have now systematically collected empirically verifiable scientific data on all of the remaining causative agents of HAIs. We have also disinfected Bacillus subtilis, the recognized surrogate for anthrax in full-sized room settings to a sterilization standard of >6 log, which we interpret as a positive indicator that AsepticSure™ could play a vital role in the government arena of bio-terrorism countermeasures.

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We started hospital beta-testing of a prototype system utilizing the original technology during the summer of 2010, with the initial phases successfully completed during early October 2010. The first round of in-hospital beta-testing for this AsepticSure™ hospital disinfection system was completed on October 9, 2010, at a Hotel Dieu hospital in Kingston, Ontario, Canada. The targeted hospital space was artificially contaminated with high concentrations of MRSA and C. difficile, using both regulatory compliant stainless steel discs and carpet samples typically found in many health care facilities. One hundred percent of the MRSA and C. difficile was eliminated from the discs (7.1 logs for MRSA and 6.2 logs for C difficile). The pathogens were also completely eliminated from all contaminated carpet samples, something we believe to be unachievable with any other technology. Testing further indicated that beyond the test samples artificially introduced, all pre-occurring pathogens present before testing were also eliminated on all surfaces by the AsepticSure™ hospital disinfection system.

In addition to the hospital disinfection system, we employ an ozone-destruct unit which is used following disinfection of the treated infrastructure to reverse the O3 gas in the space, and turn it back into O2 in a short period of time. We have initially targeted the treatment of a typically sized surgical suite including disinfection followed by ozone destruct to habitable standards in ninety minutes or less. This short turn-around period is considered of great importance relative to commercialization of the technology.

In addition, work completed by the Company at Queen’s University demonstrated that the AsepticSure™ system can reliably eliminate in excess of 7 logs (99.99999%) reductions of Listeria monocytogenes and Salmonella typhium with 30-minute exposure to our unique and patented gas mixture, which provides an additional application of the AsepticSure™ technology, beyond that of hospital acquired infections for the food processing industry.

Importantly, the AsepticSure™ system is proving equally effective in disinfecting carpets and drapes as well as hard surfaces to greater than 6 log kill (6-log is generally recognized within the scientific community as the standard for sterilization). We are not aware of any other system in the world capable of making this claim that utilizes green technology and allows content to remain in the room during disinfection.

In November of 2011 Medizone awarded the production manufacturing contract for AsepticSure™ to SMTC Corporation (SMTC), headquartered in Toronto, Canada. SMTC maintains manufacturing facilities in Canada, the United States, Mexico and China. We believe SMTC has the capacity to address all AsepticSure™ manufacturing requirements for the foreseeable future.

During January 2012, technology transfer of the production design was completed from ADA Innovations (“ADA”), our production development partner, to SMTC. An initial order was placed for five production validation units to be built. The production validation units are intended to be used for regulatory compliance and licensing validation, additional testing and early delivery positions.

In February 2012, SMTC reported that certain supply-side and tooling delays set back the anticipated delivery date for the initial units by a number of weeks, although the first unit has been delivered and is now undergoing verification testing. Electrical testing requirements for the unit have been met. We expect that the remaining four validation units will be delivered in May 2012 and we will use them for additional trials and to fill early delivery positions.

We have adopted a “soft launch” philosophy. The objective of the soft launch is to deliver 15 to 20 AsepticSure™ systems to end-users during the second and third calendar quarters of 2012. Robustness, ease of use and overall system performance will be evaluated during the soft launch. The purpose of using a soft launch is to insure that when production is ramped up, which is anticipated toward the end of the third quarter and the beginning of the fourth quarter of 2012, we can be confident that increased production will hold minimal risk relative to product performance and reliability.

It is currently anticipated that the soft launch should provide enough information by the end of the third quarter that we will be comfortable in increasing production significantly should there be sufficient demand for our product. At this time, based on the number of inquiries we are receiving, and the fact that the HAI problem continues to grow worse globally based on frequent media reports, we expect to see significant product demand once we are prepared for a product launch. Assuming our soft launch is successful and we are able to ramp up production as anticipated, we currently anticipate we will deliver or have ordered a minimum of 30 machines by the end of the third quarter. While only a rough estimate, that number is based on the fact that we currently have standing orders for six machines and 20 additional units are anticipated for delivery to a single customer during calendar 2012. In recent developments based on potential customer surveys for both the veterinary and hospital sectors, the service model appears to be a preferred choice.

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We are currently developing relationships with hospital and long-term care cleaning providers at this time and we expect to see significant demand from service companies actively involved in addressing hospital HAI issues as end users of AsepticSure™. One such company that we anticipate supplying product to as part of the soft launch program is located in the San Francisco Bay area of California. We will also be involving our Canadian distributor, Canmedical in the soft launch. The San Francisco-based service provider’s client list includes highly acclaimed research hospitals and laboratories in the region. Canmedical has approximately 50 hospitals on its customer list in Ontario, Canada, as well as more than 3,200 veterinary customers across the nation.

While we anticipate that in the future it is likely we may partner with a larger corporate entity as a partner to expand sales growth utilizing their distribution system, our current sales model is to establish a limited number of distributors during the soft launch phase. Following the soft launch, we intend to significantly increase our distribution system along with ramped up sales.

International Recognition of AsepticSure™

In May 2011, a prestigious peer review medical journal, The American Journal of Infection Control (“AJIC”), e-published a peer-reviewed article on the science of AsepticSure™ and its unprecedented micro microbial disinfection ability. (> 6 log kill for all pathogens tested), titled: “Effectiveness of a novel ozone-based system for the rapid high-level disinfection of health care spaces and surfaces,” authored by Dick Zoutman, MD, FRCPC, Michael Shannon, M.A., M.Sc., M.D., and Arkady Mandel, M.D., Ph.D., D.Sc., Kingston, and Ottawa, Ontario, Canada. The review was based on the work completed at our laboratories located at Innovation Park, Queen’s University, in Kingston, Ontario, Canada. The print edition of the article appeared in the December 2011 issue of the AJIC.

In July 2011, canadaNOW, a bi-annual national magazine of the Canadian university research parks, featured AsepticSure™ in an article titled, “Taking on the ‘silent epidemic.” Also in July 2011, AsepticSure™ was awarded one of three Awards for Innovation at the First International Conference on Prevention and Infection Control (ICPICP) sponsored by the World Health Organization in Geneva, Switzerland.

Recent Developments

In June 2012, we announced that we had achieved 100% kill rates with tuberculosis in three successive trials. This represents another important milestone in our understanding of the antimicrobial limits of our recently launched disinfection technology, AsepticSure™.

According to Dr. Michael E. Shannon, our President, approximately one-third of the world’s population is currently infected with tuberculosis and a new Extreme Drug Resistant Strain of tuberculosis is now sweeping across Asia, central Europe and parts of Africa.  These factors drove the Company to evaluate the efficacy of AsepticSure™ against this daunting bacteria.  With a small increase in treatment time (beyond our standard 90 minute protocol, start to finish) we demonstrated that AsepticSure™ consistently produces greater than 6 log reductions of Mycobacterium terrae, a well established surrogate organism for Mycobacterium tuberculosis.  These findings expand upon our ground-breaking research already published in the field of HAI control, with implications not just of academic or scientific interest but of significant public health importance as well.  There are over 200,000 clinical laboratories in the United States and until now, there has been no cost effective way to address their contamination problems.  We believe, based on our testing, that AsepticSure™ offers an extremely effective and surprisingly inexpensive disinfection and decontamination solution, not only for laboratory contamination problems, but environmental contamination problems worldwide.

During the second quarter 2012, we also announced the appointment of Queen’s University Professor Dr. Dick Zoutman as our new Chief Medical Officer.  In this new role, as well as continuing to provide direct microbiology support to Dr. Shannon, Dr. Zoutman will also report to both the President and the Chief Executive Officer regarding his responsibilities, which include providing:

•	input into the design, planning, initiation and analysis of all beta test and post market surveillance programs worldwide; and

•
direct liaison with clinical investigators, and maintaining professional awareness of our many scientific accomplishments through the preparation of peer-reviewed articles and the preparation of presentations at medical conferences.

We have also obtained the services of Mr. Glen Balzer to lead our management team in the building of both a distributor network and supply side management and manufacturing oversight team.  Mr. Balzer is a recognized expert in both supply side and distribution side team building.

The regulatory arm of Health Canada has given us an opinion letter stating that our AsepticSure™ disinfection system will not be regulated in Canada as a disinfectant, as there is no surface residual following room treatment.  In addition, AsepticSure™ will not be regulated in Canada as a medical device.  As a result of this very favorable ruling, we are now free to market AsepticSure™ in the Canadian market.

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Canadian Foundation for Global Health – Consolidated Variable Interest Entity

In 2008, we assisted in the formation of CFGH, a not-for-profit foundation based in Ottawa, Canada. We helped establish CFGH for two primary purposes: (1) to establish an independent not-for-profit foundation intended to have a continuing working relationship with us for research purposes that is best positioned to attract the finest scientific, medical and academic professionals possible to work on projects deemed to be of social benefit, and (2) to provide a means for us to use a tiered pricing structure for services and products in emerging economies and extend the reach of our technology to as many in need as possible.

The CFGH may not contract for research or other services on our behalf without our prior approval. In addition, our understanding with the CFGH provides that all intellectual property, including but not limited to, scientific results, patents and trademarks that are derived from work done on our behalf or at our request by CFGH or parties contracted by CFGH with our prior approval will be our sole and exclusive property.

The CFGH is registered as a not-for-profit corporation under Canadian Federal Charter. Dr. Shannon M.A., M.Sc., M.D. is President of CFGH and maintains offices at CFGH. Mr. Brad Goble, President of TDVGlobal, Inc., is also a board member of CFGH and serves as the Secretary-Treasurer for that organization. According to its website, TDVGlobal, Inc. “is a strategic management consulting company” focusing on the public sector. It is based in Ottawa, Ontario, Canada. Other members of the CFGH board are Edwin G. Marshall (our Chief Executive Officer and Chairman), Daniel D. Hoyt (one of our directors), Dr. Jill C. Marshall, NMD, (Mr. Marshall’s wife and a former corporate officer of the Company), and Dr. Ron St. John.

We follow the accounting standard which requires a variable interest entity (“VIE”) to be consolidated by a company if that company absorbs a majority of the VIE’s expected losses and/or receives a majority of the entity’s expected residual returns as a result of holding variable interests, which are the ownership, contractual, or other financial interests in the entity. In addition, a legal entity is considered to be a VIE, if it does not have sufficient equity at risk to finance its own activities without relying on financial support from other parties. If the legal entity is a VIE, then the reporting entity determined to be the primary beneficiary of the VIE must consolidate it. We have determined that CFGH meets the requirements of a VIE, effective upon the first advance to CFGH on February 12, 2009. Accordingly, the financial position and operations of CFGH are being consolidated with our financial results and in our consolidated financial statements included within this quarterly report.

Medizone Canada Limited

We own all of the issued and outstanding stock of Medizone Canada, Ltd., a Canadian corporation (“MedCan”). MedCan was a participant in the Canadian Blood Forces Program’s SIV Study, but is not currently engaged in any business activity.

Employees

As of June 30, 2012, we had four employees (of which three are full-time employees) and a number of outside consultants and experts engaged in product development, government relations and science. The total number of people now involved in the AsepticSure™ research, development and manufacturing program as either employees, consultants, contractors or business support on either a full time or part time basis exceeds 20.

Results of Operations

Three Months Ended June 30, 2012 and 2011

We were incorporated in January 1986.  We are a development stage company engaged in research into the use of an ozone based fogging mixture as a disinfectant.  Our current work is in the field of hospital disinfection, and other industrial applications requiring disinfectant, rather than human therapies.  We are now developing production equipment with the intention of initiating sales later this year.  We have not generated, and cannot predict when or if we will generate, revenues or sufficient cash flow to fund continuing or planned operations.  If we fail to obtain additional funding, we will be forced to suspend or permanently cease operations, and may need to seek protection under United States bankruptcy laws.

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For the three months ended June 30, 2012, we had a net loss of $557,287, compared with a net loss for the three months ended June 30, 2011 of $536,288. Our primary expense is payroll and consulting fees, research and development costs, office expenses, together with interest expense and additional expense recorded as a result of options granted to directors, employees and consultants.

For the three months ended June 30, 2012 and 2011, we incurred $251,380 and $217,798, respectively, in general and administrative expenses. Our primary expenses are payroll, consulting fees, and professional fees. The remaining general and administrative expenses include rent, office expenses and travel expenses.

For the three months ended June 30, 2012 and 2011, we incurred $290,679 and $306,715, respectively, in research and development costs as a result of prototype development costs, consulting, and other research activities. Since inception, we have spent a total of $5,464,856 for research and development of our ozone technology and related apparatus. Research and development expenses include consultant fees, interface development costs, prototypes, and research stage ozone generator and instrument development.

Principal amounts owed on notes payable totaled $289,897 and $283,249 at June 30, 2012 and December 31, 2011, respectively. Interest expense on these obligations during the three months ended June 30, 2012 and 2011, was $6,161 and $6,414, respectively. The applicable interest rates on this debt ranged from 7.75 percent to 10 percent per annum.

Six Months Ended June 30, 2012 and 2011

For the six months ended June 30, 2012, we had a net loss of $1,969,348, compared with a net loss for the six months ended June 30, 2011 of $1,041,480. Our primary expense is payroll and consulting fees, research and development costs, office expenses, together with interest expense and additional expense recorded as a result of options granted to directors, employees and consultants.

For the six months ended June 30, 2012 and 2011, we incurred $1,581,146 and $429,102, respectively, in general and administrative expenses. The primary increase for the six months ended June 30, 2012 compared to the same period in 2011, was a result of approximately $840,000 of options granted to directors, officers and employees in 2012.  Our primary expenses are payroll, consulting fees, and professional fees. The remaining general and administrative expenses include rent, office expenses and travel expenses.

For the six months ended June 30, 2012 and 2011, we incurred $358,928 and $589,294, respectively, in research and development costs as a result of prototype development costs, consulting, and other research activities. The primary decrease for the six months ended June 30, 2012 compared to the same period in 2011, was a result of less research and development costs, prototype development costs, consulting and other research activities as the Company gets closer to product release.  Since inception, we have spent a total of $5,464,856 for research and development of our ozone technology and related apparatus. Research and development expenses include consultant fees, interface development costs, prototypes, and research stage ozone generator and instrument development.

Principal amounts owed on notes payable totaled $289,897 and $283,249 at June 30, 2012 and December 31, 2011, respectively. Interest expense on these obligations during the six months ended June 30, 2012 and 2011 was $12,347 and $12,678, respectively. The applicable interest rates on this debt ranged from 7.75 percent to 10 percent per annum.

Liquidity and Capital Resources

At June 30, 2012, our working capital deficiency was $3,142,356 compared to a working capital deficiency of $3,264,298 at December 31, 2011. The stockholders’ deficit at June 30, 2012 was $28,710,646, compared to $26,741,298 at December 31, 2011.

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As a development stage company, we have had no revenues. We will continue to require additional financing to fund operations and to continue to fund the research necessary to undertake our new business plans, to further the ongoing testing as previously described, and then to market a system for hospital and medical sterilization. As discussed above, the Company entered into the Common Stock Purchase Agreement (“Stock Purchase Agreement”) with Mammoth Corporation (“Mammoth”), in November 2010, and established the equity line financing facility (or “Equity Line”). We do not anticipate needing to draw the full amount of the Equity Line to implement our business plan and to develop and market our disinfection technologies. We expect that additional capital will come primarily from the Equity Line to continue our activities and to sustain operations. Also, we anticipate that we will be able to raise additional funds, as needed, from some of the same accredited investors who have purchased shares during previous years, although we have no agreements at this time with any of these investors and there is no assurance that these investors will purchase additional shares.

Our unaudited financial statements included in this report have been prepared on the assumption that the Company will continue as a going concern. Through the date of this report, it has been necessary to rely upon financing from the sale of our equity securities to sustain operations as indicated above. Additional financing will be required if we are to continue as a going concern. If additional financing is not obtained in the near future, we will be required to curtail or discontinue operations, or seek protection under the bankruptcy laws. Even if additional financing becomes available, there can be no assurance that it will be on terms favorable to the Company. In any event, this additional financing will likely result in immediate and possibly substantial dilution to existing shareholders.

Forward-Looking Statements and Risks Affecting the Company

The statements contained in this report on Form 10-Q that are not purely historical are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements regard our expectations, hopes, beliefs, anticipations, commitments, intentions and strategies regarding the future. They may be identified by the use of the words or phrases “believes,” “expects,” “anticipates,” “should,” “plans,” “estimates,” and “potential,” among others. Forward-looking statements include, but are not limited to, statements contained in Management's Discussion and Analysis of Financial Condition and Results of Operations regarding our financial performance, revenue and expense levels in the future and the sufficiency of existing assets to fund future operations and capital spending needs. Actual results could differ materially from the anticipated results or other expectations expressed in such forward-looking statements for the reasons detailed in our Annual Report on Form 10-K for the year ended December 31, 2011.

We believe that many of the risks previously discussed in our SEC filings are part of doing business in the industry in which we operate and compete and will likely be present in all periods reported. The fact that certain risks are endemic to the industry does not lessen their significance. The forward-looking statements contained in this report are made as of the date of this report and we assume no obligation to update them or to update the reasons why actual results could differ from those projected in such forward-looking statements. Among others, risks and uncertainties that may affect our business, financial condition, performance, development, and results of operations include:

●	Rigorous government scrutiny and regulation of our products and planned products;
●	Potential effects of adverse publicity regarding ozone and related technologies or industries;
●	Failure to sustain or manage growth including the failure to continue to develop new products; and
●	The ability to obtain needed financing.

Critical Accounting Policies and Estimates

This Management’s Discussion and Analysis of Financial Condition and Results of Operations is based upon our unaudited consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The preparation of such statements requires our management to make significant estimates and judgments that affect the reported amounts of assets, liabilities, and expenses. By their nature, these judgments are subject to an inherent degree of uncertainty. On an on-going basis, we evaluate these estimates, including those related to intangible assets, expenses, and income taxes. We base our estimates on historical experience and other facts and circumstances that are believed to be reasonable, and the results form the basis for making judgments about the carrying value of assets and liabilities. The actual results may differ from these estimates under different assumptions or conditions.

We account for equity securities issued for services rendered at the fair value of the securities on the date of grant.

19

Item 3.            Quantitative and Qualitative Disclosures About Market Risk

We are exposed to changes in prevailing market interest rates affecting the return on its investments but do not consider this interest rate market risk exposure to be material to our financial condition or results of operations. We invest primarily in United States Treasury instruments with short-term (less than one year) maturities. The carrying amount of these investments approximates fair value due to the short-term maturities. Under current policies, we do not use derivative financial instruments, derivative commodity instruments or other financial instruments to manage our exposure to changes in interest rates or commodity prices.

Item 4.            Controls and Procedures

Evaluation of Disclosure Controls and Procedures

As of June 30, 2012, we updated our evaluation of the effectiveness of the design and operation of our disclosure controls and procedures for purposes of filing reports under the Exchange Act. This controls evaluation was done under the supervision and with the participation of management, including our chief executive officer and our chief financial officer. Our chief executive officer and our chief financial officer concluded that at June 30, 2012, our disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) are effective to provide reasonable assurance that information that we are required to disclose in the reports that we file or submit to the SEC is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Our disclosure controls and procedures are designed to provide reasonable assurance that such information is accumulated and communicated to our management, including our chief executive officer and chief financial officer, as appropriate to allow timely decisions regarding required disclosure.

Changes in Internal Controls

We maintain a system of internal control over financial reporting that is designed to provide reasonable assurance that our books and records accurately reflect our transactions and that our established policies and procedures are followed. There were no changes to our internal control over financial reporting during our last fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

20

PART II — OTHER INFORMATION

Item 1.            Legal Proceedings

There were no material developments during the quarter ended June 30, 2012 relative to the legal matters previously disclosed by the Company.

Item 2.            Unregistered Sales of Equity Securities and Use of Proceeds

During the three-month period ended March 31, 2012, we issued 903,089 shares of common stock pursuant to a single Draw Down Notice under the Stock Purchase Agreement to Mammoth for cash proceeds totaling $149,010, or $0.165 per share. There were no underwriters involved. The proceeds were used for general operating expenses and for the continuing development of the AsepticSure™ hospital disinfection system. The sale to Mammoth was made without registration under the Securities Act in reliance upon exemptions from registration, including, without limitation, the exemption provided under Section 4(2) of the Securities Act for private and limited offers and sales of securities made to accredited investors, and the exemptions provided under Regulation D and Rule 506 under the Securities Act for private and limited offers and sales of securities made to accredited investors.

During the three-month period ended June 30, 2012, we issued 500,000 shares of common stock pursuant to a single Draw Down Notice under the Stock Purchase Agreement to Mammoth, for cash proceeds totaling $65,625, or $0.131 per share. There were no underwriters involved.  The proceeds were used for general operating expenses and for the continuing development of the AsepticSure™ hospital disinfection system. The sale to Mammoth was made without registration under the Securities Act in reliance upon exemptions from registration, including, without limitation, the exemption provided under Section 4(2) of the Securities Act for private and limited offers and sales of securities made to accredited investors, and the exemptions provided under Regulation D and Rule 506 under the Securities Act for private and limited offers and sales of securities made to accredited investors.

The resale of shares issued to Mammoth is registered under an effective registration statement filed by the Company under the Securities Act (File No. 333-171524).

Private Placements

During the three-month period ended March 31, 2012, we sold an aggregate of 6,653,000 restricted shares of common stock to approximately 30 accredited investors for cash proceeds totaling $665,300, or $0.10 per share. The purchasers of the shares were primarily current shareholders of, but not otherwise affiliated with the Company. There were no underwriters or public solicitation involved in the offer or sale of these securities. The proceeds were used for general operating expenses and the continuing development of the AsepticSure™ hospital disinfection system. The offer and sale of these securities was made without registration under the Securities Act in reliance upon exemptions from registration, including, without limitation, the exemption provided under Section 4(2) of the Securities Act for private and limited offers and sales of securities made solely to accredited investors.

During the three-month period ended June 30, 2012, we sold an aggregate of 1,205,556 restricted shares of common stock to a total of two accredited investors for cash proceeds totaling $108,500, or $0.09 per share. The purchasers of the shares were current shareholders of, but not otherwise affiliated with the Company. There were no underwriters or public solicitation involved in the offer or sale of these securities. The proceeds were used for general operating expenses and the continuing development of the AsepticSure™ hospital disinfection system. The offer and sale of these securities was made without registration under the Securities Act in reliance upon exemptions from registration, including, without limitation, the exemption provided under Section 4(2) of the Securities Act for private and limited offers and sales of securities made solely to accredited investors.

21

Item 6.            Exhibits

Exhibit 31.1	Certification of Principal Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
Exhibit 31.2	Certification of Principal Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
Exhibit 32.1	Certification of Principal Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
Exhibit 32.2	Certification of Principal Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
101.INS**	XBRL Instance Document
101.SCH**	XBRL Taxonomy Extension Schema
101.CAL**	XBRL Taxonomy Extension Calculation Linkbase
101.DEF**	XBRL Taxonomy Extension Definition Linkbase
101.LAB**	XBRL Taxonomy Extension Label Linkbase
101.PRE**	XBRL Taxonomy Extension Presentation Linkbase
** Pursuant to Rule 406T of Regulation S-T, these interactive data files are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933 or Section 18 of the Securities Exchange Act of 1934 and otherwise are not subject to liability.

22

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEDIZONE INTERNATIONAL, INC. (Registrant)

August 1, 2012	By:	/s/ Edwin G. Marshall
Edwin G. Marshall
Chairman and Chief Executive Officer (Principal Executive Officer)

August 1, 2012	By:	/s/ Thomas (Tommy) E. Auger
Thomas (Tommy) E. Auger
Chief Financial Officer (Principal Financial and Principal Accounting Officer)

23

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 10-Q

(Mark One)
☑	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2012

Or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from __________ to ____________

Commission File Number: 2-93277-D

MEDIZONE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	87-0412648
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4000 Bridgeway, Suite 401, Sausalito, California 94965
(Address of principal executive offices, Zip Code)

(415) 331-0303
(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☑ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☑ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☑

At October 25, 2012, the registrant had 286,536,927 shares of common stock issued and outstanding.

MEDIZONE INTERNATIONAL, INC.
FORM 10-Q

TABLE OF CONTENTS
September 30, 2012

PART I — FINANCIAL INFORMATION

Item 1.  Financial Statements

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	September 30,	December 31,
	2012	2011
	(Unaudited)	(Audited)
ASSETS

CURRENT ASSETS
Cash	$244,120	$129,759
Prepaid expenses	73,240	47,286
Inventory	91,547	-
Total Current Assets	408,907	177,045

PROPERTY AND EQUIPMENT (NET)	5,418	3,975

OTHER ASSETS
Trademark and patents, net	210,749	146,342

Lease deposit	4,272	4,272
Total Other Assets	215,021	150,614

TOTAL ASSETS	$629,346	$331,634

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$505,903	$475,912
Accounts payable – related parties	259,609	229,669
Accrued expenses	477,227	451,986
Accrued expenses – related parties	1,961,897	1,960,527
Customer deposits	50,000	40,000
Notes payable	311,477	283,249
Total Current Liabilities	3,566,113	3,441,343
CONTINGENT LIABILITIES	224,852	224,852

TOTAL LIABILITIES	3,790,965	3,666,195

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock, 50,000,000 shares authorized of $0.00001 par value, no shares issued or outstanding	-	-
Common stock, 395,000,000 shares authorized of $0.001 par value, 286,536,927 and 272,041,949 shares issued and outstanding, respectively	286,537	272,042
Additional paid-in capital	26,357,543	23,155,777
Other comprehensive loss	(22,671)	(21,082)
Accumulated deficit	(29,783,028)	(26,741,298)
Total Stockholders' Deficit	(3,161,619)	(3,334,561)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$629,346	$331,634

The accompanying notes are an integral part of these consolidated financial statements.

MEDIZONE INTERNATIONAL, INC., AND SUBSIDIARIES
Consolidated Statements of Operations and Other Comprehensive Loss
(Unaudited)

	For the		For the
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
REVENUES	$150,000	$-	$150,000	$-

EXPENSES
Cost of sales	86,725	-	86,725	-
General and administrative	932,872	283,730	2,514,018	712,831
Research and development	187,126	189,688	546,054	778,982
Expense on extension of warrants	-	-	-	-
Depreciation and amortization	9,561	5,390	26,488	15,796
Bad debt expense	-	-	-	-
Total Expenses	1,216,284	478,808	3,173,285	1,507,609
Loss from Operations	(1,066,284)	(478,808)	(3,023,285)	(1,507,609)

OTHER INCOME (EXPENSES)
Gain on sale of subsidiaries	-	-	-	-
Debt forgiveness	-	-	-	-
Non-controlling interest in loss	-	-	-	-
Other income	-	-	-	-
Interest expense	(6,097)	(6,232)	(18,445)	(18,910)
Loss on termination of license agreement	-	-	-	-
Total Other Expenses	(6,097)	(6,232)	(18,445)	(18,910)

LOSS BEFORE EXTRAORDINARY ITEMS	(1,072,381)	(485,040)	(3,041,730)	(1,526,519)

EXTRAORDINARY ITEMS
Debt forgiveness	-	-	-	-
Lawsuit settlement	-	-	-
Total Extraordinary Items	-	-	-	-

NET LOSS	$(1,072,381)	$(485,040)	$(3,041,730)	$(1,526,519)

OTHER COMPREHENSIVE LOSS
(Loss) gain on foreign currency translation	957	(10,466)	(1,589)	(15,427)

TOTAL COMPREHENSIVE LOSS	(1,071,424)	(495,506)	(3,043,319)	(1,541,946)

BASIC LOSS PER SHARE	$(0.00)	$(0.00)	$(0.01)	$(0.01)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	282,697,797	269,632,672	280,103,399	264,562,692

The accompanying notes are an integral part of these consolidated financial statements.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Unaudited)

	For the Nine Months Ended
	September 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,041,730)	$(1,526,519)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	26,416	15,735
Amortization of deferred consulting fees	-	59,423
Value of stock options granted	1,931,325	22,886
Changes in assets and liabilities:
Inventories	(91,547)	-
Prepaid expenses and lease deposit	28,724	(62,997)
Accounts payable and accounts payable-related parties	59,931	46,963
Accrued expenses and accrued expenses-related parties	26,611	16,425
Customer deposits	10,000	40,000
Net Cash Used in Operating Activities	(1,050,270)	(1,388,084)
CASH FLOWS FROM INVESTING ACTIVITIES:
Trademark and patent costs	(89,118)	(48,377)
Purchase of property and equipment	(3,148)	(4,404)
Net Cash Used in Investing Activities	(92,266)	(52,781)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on notes payable	(26,449)	(2,775)
Payment on stockholder advances	-	(6,000)
Stock issuance costs	-	(4,300)
Issuance of common stock and subscribed for cash	1,284,935	1,390,905
Net Cash Provided by Financing Activities	1,258,486	1,377,830
EFFECT ON CURRENCY EXCHANGE RATE CHANGES ON CASH	(1,589)	(15,427)
NET INCREASE (DECREASE) IN CASH	114,361	(78,462)
CASH AT BEGINNING OF PERIOD	129,759	435,894
CASH AT END OF PERIOD	$244,120	$357,432

SUPPLEMENTAL CASH FLOW INFORMATION
CASH PAID FOR:
Interest	$702	$1,212
NON-CASH FINANCING ACTIVITIES
Financing of insurance policy	$54,678	$6,939

The accompanying notes are an integral part of these consolidated financial statements.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements (Unaudited)
September 30, 2012 and December 31, 2011

NOTE 1  BASIS OF PRESENTATION

The financial information included herein is unaudited and has been prepared consistent with accounting principles generally accepted in the United States of America (“US GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, these consolidated financial statements do not include all information and footnotes required by US GAAP for complete consolidated financial statements. These notes should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s annual report on Form 10-K for the year ended December 31, 2011. In the opinion of management, these consolidated financial statements contain all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of results for the interim period presented. The results of operations for the three- and nine-month periods ended September 30, 2012 are not necessarily indicative of the results to be expected for the full year.

Development Stage Company

Historically, the Company has been considered a Development Stage Company. As a result of operations and revenues during 2012, the Company has fully commenced its planned operations, generated significant revenues, and is no longer considered a Development Stage Company.

NOTE 2  SIGNIFICANT ACCOUNTING POLICIES

Inventory

The Company’s inventory consists of its AsepticSure product and is valued on a “first-in first-out” basis at the lower of average cost or market. The Company purchases its inventory as a finished product from unrelated manufacturing companies. The Company writes off 100% of the cost of inventory that it specifically identifies and considers obsolete or excessive to fulfill future sales estimates. The Company did not deem any inventory obsolete or excessive as of September 30, 2012.

Revenue Recognition

The Company recognizes revenue when it ships its products, reasonably expects to receive payment from its customers and training has been completed. The Company records customer deposits that have not yet been earned as unearned revenue. Revenue is recognized only when title and risk of loss passes to customers.

NOTE 3  CANADIAN FOUNDATION FOR GLOBAL HEALTH

In late 2008, the Company assisted in the formation of the Canadian Foundation for Global Health (“CFGH”), a not-for-profit foundation based in Ottawa, Canada. The Company helped establish CFGH for two primary purposes: (1) to establish an independent not-for-profit foundation intended to have a continuing working relationship with the Company for research purposes that is best positioned to attract the finest scientific, medical and academic professionals possible to work on projects deemed to be of social benefit; and (2) to provide a means for the Company to use a tiered pricing structure for services and products in emerging economies and extend the reach of the Company’s technology to as many in need as possible.

Accounting standards require a variable interest entity (“VIE”) to be consolidated by a company if that company absorbs a majority of the VIE’s expected losses and/or receives a majority of the entity’s expected residual returns as a result of holding variable interests, which are the ownership, contractual, or other financial interests in the entity. In addition, a legal entity is considered to be a VIE, if it does not have sufficient equity at risk to finance its own activities without relying on financial support from other parties. If the legal entity is a VIE, then the reporting entity determined to be the primary beneficiary of the VIE must consolidate it. The Company determined that CFGH meets the requirements of a VIE, effective upon the first advance to CFGH on February 12, 2009. Accordingly, the financial condition and operations of CFGH are being consolidated with the Company for the three and nine-month periods ended September 30, 2012, September 30, 2011, and December 31, 2011.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements (Unaudited)
September 30, 2012 and December 31, 2011

NOTE 4  BASIC LOSS PER SHARE

The computations of basic loss per share of common stock are based on the weighted average number of common shares outstanding during the periods of the consolidated financial statements as follows:

	For the Three Months Ended September 30,
	2012	2011
Numerator
- Loss before extraordinary items	$(1,072,381)	$(485,040)
- Extraordinary items	-	-
Denominator (weighted average number of common shares outstanding)	282,697,797	269,632,672
Basic loss per share
- Before extraordinary items	$(0.00)	$(0.00)
- Extraordinary items	$(0.00)	$(0.00)
Basic Loss Per Share	$(0.00)	$(0.00)

	For the Nine Months Ended September 30,
	2012	2011
Numerator
- Loss before extraordinary items	$(3,041,730)	$(1,526,519)
- Extraordinary items	-	-
Denominator (weighted average number of common shares outstanding)	280,103,399	264,562,692
Basic loss per share
- Before extraordinary items	$(0.01)	$(0.01)
- Extraordinary items	$(0.00)	$(0.00)
Basic Loss Per Share	$(0.01)	$(0.01)

Common stock equivalents, consisting of options, have not been included in the calculation as their effect is antidilutive for the periods presented.

NOTE 5  GOING CONCERN

The Company’s consolidated financial statements are prepared using US GAAP applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has incurred significant losses from its inception through September 30, 2012, which have resulted in an accumulated deficit of $29,783,028 at September 30, 2012.  The Company has funds sufficient to cover its operating costs for the next few months, has a working capital deficit of approximately $3,157,206, and has relied exclusively on debt and equity financing.  Accordingly, there is substantial doubt about its ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional capital and sales, and ultimately upon the Company’s attaining profitable operations.  The Company will require a substantial amount of additional funds to complete the development of its products and to fund additional losses, until revenues are sufficient to cover the Company’s operating expenses. If the Company were unsuccessful in any of the additional funding noted below, it will most likely be forced to substantially reduce or cease operations.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements (Unaudited)
September 30, 2012 and December 31, 2011

NOTE 5 GOING CONCERN (Continued)

As discussed in Note 7 below, the Company entered into a Stock Purchase Agreement and established an Equity Line with Mammoth Corporation (“Mammoth”).  The Company does not anticipate needing to draw the full amount of the Equity Line to implement our business plan and to develop and market its location disinfection technologies.  The Company believes that it will need approximately$2,000,000 for the next 12 months for continued research, development, marketing, and related activities, as well as for general corporate purposes, including continued product development.  Pursuant to the Stock Purchase Agreement with Mammoth, the frequency and amounts of draws are within its control.  The Company is not obligated to make any draws, and the Company may draw any amount up to the full amount of the Equity Line, in its discretion.  The Company does not plan to draw more funds (and correspondingly put more shares to Mammoth) under the Equity Line than is necessary to implement its business plan.

During 2011, the Company raised a total of $1,545,906 through the sale of 12,679,778 shares of common stock at prices ranging from $0.08 to $0.192 per share, which funds have been used to keep the Company current in its reporting obligations under the Exchange Act and to pay certain other corporate obligations including the initial costs of development for its hospital disinfection system.  During the nine months ended September 30, 2012, the Company raised a total of $1,284,935 through the sale of 14,494,978 shares of common stock at prices ranging from $0.05 to $0.165 per share.  In addition, if the Company were to need additional resources outside the Equity Line, the Company believes the Company would be able to raise additional funds from some of the same investors who have purchased shares from 2009 to 2012, although there is no guarantee that these investors will purchase additional shares.  However, these investors have verbally committed to continue to fund the Company’s projects on a monthly basis, as needed as apparent to subsequent investments.  The ability of the Company to continue as a going concern is dependent on its ability to successfully accomplish the plan described in the preceding paragraphs and eventually attain profitable operations.  The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of these uncertainties.

NOTE 6  COMMITMENTS AND CONTINGENCIES

The Company is subject to certain claims and lawsuits arising in the normal course of business. In the opinion of management, uninsured losses, if any, resulting from the ultimate resolution of these matters will not have a material effect on the Company’s consolidated financial position, results of operations, or cash flows.

Litigation

Rakas vs. Medizone International, Inc. - A former consultant brought this action against the Company claiming the Company had failed to pay consulting fees under a consulting agreement.  In September 2001, the parties agreed to settle the matter for $25,000.  The Company, however, did not have the funds to pay the settlement and the plaintiff moved the court to enter a default judgment in the amount of $143,000 in January 2002.  On May 8, 2002, the court vacated the default judgment and requested that the Company post a bond of $25,000 to cover the settlement previously entered into by the parties.  The Company has been unable to post the required bond amount as of the date of this report.  Therefore, the Company has recorded, as part of accounts payable, the original default judgment in the amount of $143,000, plus fees totaling $21,308, as of September 30, 2012 and December 31, 2011.  The Company intends to contest the judgment if and when it is able to in the future.

Contingent Liabilities

As of September 30, 2012 and December 31, 2011, the Company has recorded contingent liabilities totaling $224,852 related to certain past due payables for which the Company has not received invoices or demands for over ten years.  Although management of the Company does not believe that the amounts will ever be paid, the amounts are being recorded as contingent liabilities until such time as the Company is certain that no liability exists and until the statute of limitations has expired.

The Company’s Board of Directors has approved the following salaries/consulting fees for its key officers: (1) $170,000 a year for the Company’s CEO, which increased to $195,500 effective March 1, 2012, (2) CD$240,000 per year for the Company’s President, and (3) $60,000 a year for the Company’s CFO.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements (Unaudited)
September 30, 2012 and December 31, 2011

NOTE 6  COMMITMENTS AND CONTINGENCIES (Continued)

Operating Leases

Effective January 1, 2012, our principal executive offices are located in leased premises at 4000 Bridgeway, Suite 401, Sausalito, California.  The lease has a term of one year, through December 31, 2012 with monthly lease payments of $2,100.  Also, we lease a certified laboratory located at Innovation Park, Queen’s University in Kingston, Ontario, Canada, which has provided a primary research and development platform as we proceed toward commercialization of our various products.  The lease term was extended to June 30, 2012, with monthly lease payments of Canadian Dollars (“CD”) $1,350 plus the applicable Goods and Services Tax (“GST”); after June 30, 2012, the lease is on a month-to-month term.  A second laboratory space for full scale room testing was extended to June 30, 2012, with monthly lease payments of CD $1,250, plus the applicable GST; after June 30, 2012, the lease is on a month-to-month term.

We estimate that our current facilities are sufficient to meet our needs until we begin to have significantly more revenues from operations.

NOTE 7  COMMON STOCK WARRANTS AND OPTIONS

Warrants

All outstanding warrants were either exercised or expired unexercised prior to December 31, 2009, thus there are no warrants outstanding as of September 30, 2012 or December 31, 2011.

Options

In August 2009, the Company granted options to purchase a total of 1,500,000 shares to an outside consultant for services rendered, with an exercise price of $0.10 per share, exercisable for up to five years. The options vested as follows: (i) 500,000 of the options vested immediately on the date of grant, (ii) 500,000 options will vest on the date certified by the Company as the date the Company’s hospital disinfection program completes its beta-testing, and (iii) the remaining 500,000 options will vest on the date certified by the Company as the date that the Company’s process has been commercialized and a minimum of 50 units or devices have been sold to third parties by the Company.  During the three months ended September 30, 2012, 500,000 options vested totaling $48,699 which was recorded as part of general and administrative expenses.  As of September 30, 2012, 500,000 of the 1,500,000 options had not yet vested.

In July 2010, the Company granted options to purchase a total of 3,500,000 shares to certain board members and employees of the Company as additional compensation for work performed. As of December 31, 2011, options for 250,000 shares were cancelled under this agreement. These options are exercisable for five years at $0.20 per share, but did not vest until the Company has achieved commercial sales. During the three months ended September 30, 2012, these 3,250,000 options vested totaling $659,822 which was recorded as part of general and administrative expenses as the Company achieved commercial sales.

In September 2010, the Company granted options to purchase 250,000 shares to an outside consultant in connection with extending his consulting agreement with the Company through September 2011. These options are exercisable for five years at $0.275 per share, but do not vest until the Company has achieved commercialization and sales of the AsepticSure™ product. During the three months ended September 30, 2012, these 250,000 options totaling $65,067, which was recorded as part of general administrative expenses, as the Company achieved commercial sales.

In March 2011, the Company granted options for the purchase of 150,000 shares of common stock to an individual for accounting related services to be performed through December 30, 2011, which did not vest until such date.  The options have an exercise price of $0.14 per share, and are exercisable for up to five years.  The grant date fair value of these options was $20,042, in connection with which the Company recognized $6,380 and $13,731 of expense during the three and nine months ended September 30, 2011, respectively.  The remaining $6,311 was recognized between October 1, and December 30, 2011.

In March 2011, the Company granted options for the purchase of 100,000 shares of common stock to an individual for web and press support services to be performed through December 30, 2011, which did not vest until such date. The options have an exercise price of $0.14 per share, and are exercisable for up to five years.  The grant date fair value of these options was $13,361, in connection with which the Company recognized $4,254 and $9,155 of expense during the three and nine months ended September 30, 2011, respectively.  The remaining $4,206 was recognized between October 1, and December 30, 2011.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements (Unaudited)
September 30, 2012 and December 31, 2011

NOTE 7  COMMON STOCK WARRANTS AND OPTIONS (Continued)

In February 2012, the Board of Directors approved the 2012 Equity Incentive Award Plan and authorized up to 10,000,000 shares of common stock to be available for awards under the Plan. On February 21, 2012, each of four directors of the Company was awarded stock options for the purchase of 1,000,000 shares of common stock, exercisable at a price of $0.23 per share, which was the closing price of the Company’s common stock reported on the OTC Bulletin Board on the date of grant. In addition, certain officers, consultants and employees of the Company were awarded options in the aggregate for the purchase of 1,050,000 shares of stock at an exercise price of $0.23 per share. The value of these options granted, totaling $1,057,600, was recorded as expense during the nine months ended September 30, 2012 as each of the options granted was fully vested on the date of grant.

In May 2012, the Company granted options for the purchase of 1,000,000 shares of common stock to an individual for distribution channel related services to be performed, which do not vest until completion of specific milestones.  The options have an exercise price of $0.17 per share, and are exercisable for up to five years.  The grant date fair value of these options was $153,997 in connection with which the Company recorded no expense during the nine months ended September 30, 2012.  The Company will recognize the expense in the future upon achievement of these milestones.

In May 2012, the Company granted options for the purchase of 1,000,000 shares of common stock to an individual for medical consulting support services already performed (vested immediately on the grant date) and to be performed in the future, which do not vest until completion of certain milestones. The options have an exercise price of $0.17 per share, and are exercisable for up to five years. The grant date fair value of these options was $149,460, in connection with which the Company recorded $100,138 of expense during the nine months ended September 30, 2012.  The remaining $49,322 will be recorded by the Company in the future upon achievement of the remaining milestones.

In August 2012, the Company granted options for the purchase of 2,500,000 shares of common stock to three individuals in connection with the purchase of restricted stock, exercisable at a price of $0.05 per share.  No expense was recorded for these options as any value associated with these options was recorded as part of the stock transactions.

The Company estimated the fair value of the stock options at the date of the grant, based on the following weighted average assumptions:

Risk-free interest rate	2.46%
Expected life	5 years
Expected volatility	185.59% to 196.94%
Dividend yield	0.00%

A summary of the status of the Company’s outstanding options as of September 30, 2012, and changes during the nine-month period then ended is presented below:

	Shares	Weighted Average Exercise Price
Outstanding, beginning of period	7,750,000	$0.17
Granted	9,550,000	$0.17
Expired/Canceled	-	-
Exercised	-	-
Outstanding, end of period	17,300,000	$0.19
Exercisable	15,470,000	$0.17

The Company estimates the fair value of each stock award by using the Black-Scholes option pricing model, which model requires the use of exercise behavior data and the use of a number of assumptions including volatility of the Company’s stock price, the weighted average risk-free interest rate, and the weighted average expected life of the options. Because the Company does not pay dividends, the dividend rate variable in the Black-Scholes model is zero. Under the provisions of this accounting standard, additional expense of $1,931,325 and $22,886 was recorded for the nine-month period ended September 30, 2012 and 2011, respectively, using the Black-Scholes option pricing model.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements (Unaudited)
September 30, 2012 and December 31, 2011

NOTE 8  STOCK TRANSACTIONS AND SIGNIFICANT CONTRACTS

During January and February 2012, the Company sold an aggregate of 6,653,000 restricted shares of common stock to approximately 30 accredited investors for cash proceeds of $665,300 at a price of $0.10 per share.

During January 2012, the Company issued 903,089 shares of common stock to Mammoth as part of the Equity Line for cash proceeds of $149,010, at a price of $0.165 per share.

During June 2012, the Company issued 500,000 shares of common stock to Mammoth as part of the Equity Line for cash proceeds of $65,625, at a price of $0.131 per share.

During June 2012, the Company sold an aggregate of 1,205,556 restricted shares of common stock to two accredited investors for cash proceeds of $108,500 at a price of $.09 per share.

During July 2012, the Company sold an aggregate of 250,000 restricted shares of common stock to an accredited investor for cash proceeds of $22,500 at a price of $0.09 per share.

During August 2012, the Company sold an aggregate of 2,500,000 restricted shares of common stock to three accredited investors for cash proceeds of $125,000 at a price of $0.05 per share.

During September 2012, the Company sold an aggregate of 2,483,333 restricted shares of common stock to seven accredited investors for cash proceeds of $149,000 at a price of $0.06 per share.

Stock Purchase Agreement

In November 2010, the Company entered into the Stock Purchase Agreement, with Mammoth providing for the Equity Line. The Stock Purchase Agreement provides that, upon the terms and subject to the conditions in the Stock Purchase Agreement, Mammoth is committed to purchase up to $10,000,000 of shares of our common stock over the 24-month term of the Stock Purchase Agreement under certain specified conditions and limitations.

Furthermore, in no event may Mammoth purchase any shares of the Company’s common stock which, when aggregated with all other shares of common stock then beneficially owned by Mammoth, would result in the beneficial ownership by Mammoth of more than 4.9 percent of the then outstanding shares of the Company’s common stock. These maximum share and beneficial ownership limitations may not be waived by the parties.

Under the terms of the Stock Purchase Agreement, the Company has the opportunity for a 24-month period, commencing on the date on which the SEC first declared effective the registration statement filed in connection with the resale of shares issued under the Equity Line, to require Mammoth to purchase up to $10,000,000 in shares of common stock. For each share of common stock purchased under the Stock Purchase Agreement, Mammoth will pay to the Company a purchase price equal to 75 percent of the lowest closing bid price during the five consecutive trading day period (the “Draw Down Pricing Period”) preceding the date a draw down notice (the “Draw Down Notice”) is delivered by the Company to Mammoth (the “Draw Down Date”) in a manner provided by the Stock Purchase Agreement. Subject to the limitations outlined below, the Company may, at its sole discretion, issue a Draw Down Notice to Mammoth, and Mammoth will then be irrevocably bound to purchase such shares.

Each Draw Down Notice must specify the lowest purchase price during the Draw Down Pricing Period at which the Company will sell the shares to Mammoth, which shall not be less than 75 percent of the lowest closing bid price during the Draw Down Pricing Period.  Furthermore, the number of shares to be issued is limited by multiplying by five the average daily trading volume for the 30  trading days immediately preceding the delivery of the Draw Down Notice. The Draw Down Notice will also include the aggregate dollar amount of the Draw Down, which will not be less than $25,000 and not more than $500,000 in any Draw Down Notice. There must be a minimum of 15 trading days between each Draw Down Notice.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements (Unaudited)
September 30, 2012 and December 31, 2011

NOTE 8  STOCK TRANSACTIONS AND SIGNIFICANT CONTRACTS (Continued)

The Company agreed to pay up to $5,000 (of which the Company paid $4,300 during the three months ended March 31, 2011 to fully satisfy this obligation) of reasonable attorneys’ fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by Mammoth in connection with the preparation, negotiation, execution and delivery of the Stock Purchase Agreement and related transaction documentation. Further, if the Company issues a Draw Down Notice and fails to deliver the shares to Mammoth on the applicable settlement date, and such failure continues for 10 trading days, the Company agreed to pay Mammoth, in addition to all other remedies available to Mammoth under the Stock Purchase Agreement, an amount in cash equal to $100 for each $5,000 of the Draw Down Amount for the first 10 days such delivery is late, and $350 for each $5,000 of the Draw Down Amount for each trading day beyond 10 trading days that such delivery is late.

In connection with the Stock Purchase Agreement, the Company granted registration rights to Mammoth, and agreed to register the resale of shares issued to Mammoth in connection with Draw Downs made in connection with the Stock Purchase Agreement. In January 2011, the Company filed a registration statement to cover the resale by Mammoth of up to 66,666,667 shares of our common stock under the Stock Purchase Agreement. The Company is not permitted to make Draw Downs under the Stock Purchase Agreement at any time there is not an effective registration statement registering the resale of shares of common stock by Mammoth. On January 25, 2011, the registration statement was declared effective by the SEC. The Company has agreed to file all necessary post-effective amendments to the registration statement under applicable SEC rules and regulations in order to keep the registration statement currently effective.

The Stock Purchase Agreement may be terminated at any time by the mutual written consent of the parties. Unless earlier terminated, the Stock Purchase Agreement will terminate automatically on the 24-month anniversary of the effective date of the registration statement (which term may not be extended by the parties).

ADA Innovations

In December 2010, the Company reached a Services Agreement with ADA Innovations (“ADA”) for final development and production manufacturing of portable versions (the “Projects”) of the Company’s AsepticSure™ disinfection systems (“ADS”). A contract containing the terms of the agreement and detailed development plan was executed by the parties in January 2011, and amended in January and May, 2012.

In addition, BiOzone Corporation will remain involved as a development support partner and manufacturer of laboratory equipment, and will assist, as requested, in construction of permanent installations for large-scale industrial applications. Any and all notes, reports, information, inventions, sketches, plans concepts, data or other works created by ADA on its behalf under the Services Agreement will be the sole and exclusive property of the Company.

The term of the Services Agreement continues until the completion of the development and design projects contemplated by the Services Agreement, unless terminated earlier by either party in accordance with specific notices as outlined in the Services Agreement. Deliverables will include: (1) the pre-production prototype designed and manufactured to our specifications, (2) design and device content compliant with all North America, Europe and United Kingdom regulatory and licensing agency regulations, (3) a soft launch program managed by ADA and the Company, intended to be followed by increased production, and (4) additional outsourced macro-manufacturing capacity as required, supervised by the parties. The Company will pay ADA as services are provided.  During the three and nine months ended September 30, 2012, the Company incurred research and development expenses totaling approximately $49,000 and $157,000 respectively, as compared to approximately $205,000 and $482,000, respectively, for the same periods in 2011for services provided under the Services Agreement.  The ADA agreement was completed as of September 30, 2012.

MEDIZONE INTERNATIONAL, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements (Unaudited)
September 30, 2012 and December 31, 2011

NOTE 9  ACCOUNTS PAYABLE – RELATED PARTIES

As of September 30, 2012 and December 31, 2011, the Company had outstanding $259,609 and $229,669, respectively, owed to certain consultants for unpaid previous years services. These consultants are stockholders of the Company and therefore have been classified as related parties.

NOTE 10  CUSTOMER DEPOSITS

As of September 30, 2012 and December 31, 2011, the Company had outstanding $50,000 and $40,000, respectively, in customer deposits from orders from customers to purchase our AsepticSure disinfection systems. The Company anticipates deliveries of these units during the fourth quarter of 2012.  These customer deposits have been reflected as current liabilities in the accompanying consolidated balance sheets.

NOTE 11  SUBSEQUENT EVENTS

The Company has evaluated subsequent events per the requirements of Topic 855 and notes that there are no events to be reported.

Item 2.  Management's Discussion and Analysis of Financial Condition and Results of Operations

Introduction

Medizone International, Inc. and its subsidiaries (collectively, “Medizone,” the “Company,” “we,” “us,” “our”) is a development stage company conducting research into the use of ozone in the disinfection of surgical and other medical treatment facilities and in other applications.

Ozone is a gas composed of three oxygen atoms (O3) in an unstable and highly reactive form. Ozone naturally tends to seek its normal state, exhibiting a short half-life as it reverts back to oxygen (O2) fairly rapidly. There are many uses of ozone as a disinfecting agent. Although Ozone does react with organic matter it leaves no residue in water or on the treated product. Ozone also does not form any toxic byproducts and when used in water which means that no change in color or flavor results from ozone treatment, unlike chlorine treatment. Ozone can be generated onsite from ambient air or from oxygen. Each method has its advantages and unique challenges. It has been demonstrated that ozone can be economically produced and is effectively used as an agent in food processing, equipment sanitizing, and in water treatment facilities globally. Ozone technology is replacing conventional sanitation techniques such as chlorine, steam, or hot water.

Development of Our Business

Prior to 2008, our research and development activity had been dedicated to (i) seeking regulatory approval of a precise mixture of ozone and oxygen, and the process of inactivating lipid-enveloped viruses for the intended purpose of decontaminating blood and blood products and assisting in the treatment of certain diseases; (ii) developing or acquiring the related technology and equipment for the medical application of our products, including a drug production and delivery system; and, (iii) applying our novel technology to the problem of nosocomial infections world-wide.

Early in 2008, we began to consider other applications of our core technologies and new technologies with lower development costs with the objective of moving us to revenue production in the shortest period of time. This new direction included re-positioning the Company to pursue an initiative in the field of hospital disinfection. Following laboratory results with Bacillus subtilis, an internationally recognized surrogate for anthrax, that produced 7 log reductions (sterilization), we have expanded our research and business plan to include bio-terrorism countermeasures as well as hospital disinfection and critical infrastructure decontamination.

By way of explanation, “log reduction” is a mathematical term (as is “log increase”) used to show the relative number of live microbes eliminated from a surface by disinfecting or cleaning. For example, a “5-log reduction” means lowering the number of microorganisms by 100,000-fold, that is, if a surface has 100,000 pathogenic microbes on it, a 5-log reduction would reduce the number of microorganisms to one, as indicated in the following table:

·	1 log reduction means the number of germs is 10 times smaller
·	2 log reduction means the number of germs is 100 times smaller
·	3 log reduction means the number of germs is 1000 times smaller
·	4 log reduction means the number of germs is 10,000 times smaller
·	5 log reduction means the number of germs is 100,000 times smaller
·	6 log reduction means the number of germs is 1,000,000 times smaller
·	7 log reduction means the number of germs is 10,000,000 times smaller

Corporate Operations

This change in our research and development focus was based, in part, on a review of published data on hospital-derived infections, an area of rapidly growing concern in the medical community. We identified an opportunity to build on our experience with ozone technologies and ozone’s bio-oxidative qualities in pursuing this initiative and shifted our near term efforts towards one of our founding tenets, namely that under the right conditions, ozone can be extremely effective at sterilizing biological fluids (blood, serum, and plasma and plasma fractionates) as well as biologically contaminated equipment and spaces.

We expect our unique ozone generating technologies will play a vital role in addressing what public health officials and surgeons world-wide are beginning to recognize as “the silent epidemic” (American Academy of Orthopedic Surgeons, May 2008, copy on file with the Company (“AAOS Study”)), a reference to MRSA (Methicillin-resistant Staphylococcus aureus) infection. This is a strain of Staphylococcus aureus bacteria (“staph”) that is resistant to the broad-spectrum antibiotics commonly used to treat it. MRSA can be fatal. According to the AAOS Study, “the number of hospital admissions for MRSA has exploded in the past decade. By 2005, admissions were triple the number in 2000 and 10-fold higher than in 1995.

In 2005, in the United States, 368,600 hospital admissions for MRSA — including 94,000 invasive infections — resulted in 18,650 deaths. The number of MRSA fatalities in 2005 surpassed the number of fatalities from hurricane Katrina and AIDS combined and is substantially higher than fatalities at the peak of the U.S. polio epidemic.” Indeed, biological contamination of medical treatment areas such as hospitals and chronic care facilities has recently been identified by several world renowned public health institutions, including the Centers for Disease Control or “CDC” (CDC Report, 17 Oct, 2007, copy on file with the Company), as one of the greatest threats to public health and safety in the industrial world. This concern was reflected in an article published in the journal Science (18 July 2008, Vol. 321, pp 356-361, copy on file with the Company) which estimated that hospital-based infections in 2006 accounted for almost 100,000 deaths in the United States. We expect that current data, if available, would indicate that deaths in the United States from hospital-acquired MRSA infections exceed 100,000 per year.

In response to this situation, we have developed a prototype of a highly portable, low-cost, ozone-based technology (“AsepticSure™”) specifically for the purpose of decontaminating and sterilizing hospital surgical suites, emergency rooms, and intensive care units. Since this technology is not considered a medical treatment or a diagnostic device, its development pathway is not subject to a stringent and expensive regulatory review process. We anticipate that the development pathway will be based on independent peer-reviewed science and engineering excellence. Our team is also developing a variant of AsepticSure™ for governmental use with bio-terrorism countermeasures.

During May 2009, we commenced the first of a series of trials designed to confirm that our AsepticSure™ Hospital Disinfection System can rapidly eliminate hospital-based bacterial pathogens known to be responsible for the growing number of deaths and serious infections currently plaguing the healthcare system worldwide. We engaged an internationally recognized expert in medical microbiology and hospital infections to lead these trials.

We commenced a second series of laboratory trials in early June 2009, after the first series produced results that our researchers deemed to have demonstrated significant bactericidal effects against C. difficile, E. coli, Pseudomonas aeruginosa, MRSA and Vanocomycin-resistant Enterococci (“VRE”), the main causative agents of hospital derived nosocomial infections. This second series of laboratory trials resulted in what are estimated to be levels of bactericidal action necessary to achieve our commercial objectives.

In October 2009, we began a third series of laboratory trials to establish the precise protocols necessary to obtain maximum bactericidal action in combination with minimum turn-around times in keeping with normal hospital flow patterns. This third series of laboratory trials was completed during January 2010 and demonstrated predictably greater than 6 logs (99.9999%) of bacterial “kill” across the full spectrum of hospital contaminants including MRSA, C difficile, E coli, Pseudomonas aeruginosa and VRE in addition to the internationally accepted surrogate for anthrax, Bacillus subtilis. Our research has shown that the technology can now achieve a level of bacterial decontamination heretofore unseen in open space settings using conventional means. We expect that this development will significantly expand the utility and acceptance or our AsepticSure™ technology.

In connection with our trials described above, we also designed and produced a development prototype which has demonstrated that it can reach both the charge time and saturation requirements of its design criteria. In January 2010, we started mock-up trials for both public (hospital) and government (bio-terrorism countermeasures) applications of our system. Results obtained during early February 2010 demonstrated that every full-scale test run completed in our hospital room mock-up facility had resulted in the total elimination of all bacteria present in the room. Additional testing was designed to confirm in a more realistic hospital setting these laboratory findings indicating extremely high antibacterial efficacy for our novel technology (6-7.2 log reductions) against the primary causative agents of hospital acquired infections (HAIs), sometimes referred to as “Super Bugs.” We completed multiple runs with very high concentrations of MRSA, VRE and E. coli samples that were distributed throughout the test room. In every instance, the AsepticSure™ system produced greater than 6 log (99.9999%) reductions, which by definition, is sterilization. We have now systematically collected empirically verifiable scientific data on all of the remaining causative agents of HAIs. We have also disinfected Bacillus subtilis, the recognized surrogate for anthrax in full-sized room settings to a sterilization standard of >6 log, which we interpret as a positive indicator that AsepticSure™ could play a vital role in the government arena of bio-terrorism countermeasures.

We started hospital beta-testing of a prototype system utilizing the original technology during the summer of 2010, with the initial phases successfully completed during early October 2010. The first round of in-hospital beta-testing for this AsepticSure™ hospital disinfection system was completed on October 9, 2010, at a Hotel Dieu hospital in Kingston, Ontario, Canada. The targeted hospital space was artificially contaminated with high concentrations of MRSA and C. difficile, using both regulatory compliant stainless steel discs and carpet samples typically found in many health care facilities. One hundred percent of the MRSA and C. difficile was eliminated from the discs (7.1 logs for MRSA and 6.2 logs for C difficile). The pathogens were also completely eliminated from all contaminated carpet samples, something we believe to be unachievable with any other technology. Testing further indicated that beyond the test samples artificially introduced, all pre-occurring pathogens present before testing were also eliminated on all surfaces by the AsepticSure™ hospital disinfection system.

In addition to the hospital disinfection system, we employ an ozone-destruct unit which is used following disinfection of the treated infrastructure to reverse the O3 gas in the space, and turn it back into O2 in a short period of time. We have initially targeted the treatment of a typically sized surgical suite including disinfection followed by ozone destruct to habitable standards in ninety minutes or less. This short turn-around period is considered of great importance relative to commercialization of the technology.

In addition, work completed by the Company at Queen’s University demonstrated that the AsepticSure™ system can reliably eliminate in excess of 7 logs (99.99999%) reductions of Listeria monocytogenes and Salmonella typhium with 30-minute exposure to our unique and patented gas mixture, which provides an additional application of the AsepticSure™ technology, beyond that of hospital acquired infections for the food processing industry.

Importantly, the AsepticSure™ system is proving equally effective in disinfecting carpets and drapes as well as hard surfaces to greater than 6 log kill (6-log is generally recognized within the scientific community as the standard for sterilization). We are not aware of any other system in the world capable of making this claim that utilizes green technology and allows content to remain in the room during disinfection.

In November of 2011 Medizone awarded the production manufacturing contract for AsepticSure™ to SMTC Corporation (SMTC), headquartered in Toronto, Canada. SMTC maintains manufacturing facilities in Canada, the United States, Mexico and China. We believe SMTC or a similar manufacturer has the capacity to address all AsepticSure™ manufacturing requirements for the foreseeable future.

During January 2012, technology transfer of the production design was completed from ADA Innovations (“ADA”), our production development partner, to SMTC. An initial order was placed for five production validation units to be built. The production validation units are intended to be used for regulatory compliance and licensing validation, additional testing and early delivery positions.

In February 2012, SMTC reported that certain supply-side and tooling delays set back the anticipated delivery date for the initial units by a number of weeks, although the first unit has been delivered. Electrical testing requirements for the unit have been met. The remaining four validation units were delivered in September 2012 and we will use them to fill early delivery positions.

During 2012, we are leaving the development stage as we have commenced planned principal operations.  During the three months ended September 30, 2012, we (a) delivered units and finalized sales totaling $150,000; (b) received deposits for units ordered for delivery in the next few months totaling $50,000; and (c) expect an additional $55,000 (as $20,000 has already been collected as a deposit by us as described above in (b)); for purchase of a unit to be delivered to a New Zealand company during the fourth quarter of 2012.

At this time, based on the number of inquiries we are receiving, and the fact that the HAI problem continues to grow worse globally based on frequent media reports, we expect to see significant product demand as we increase production. We currently anticipate we will have delivered or have on order approximately 40 machines by the end of the first quarter of 2013.

While the Company’s intention is to expand distribution in the North American market first, significant seed work has already taken place with potential corporate distribution partners in Europe, parts of Asia and Brazil.  Distribution into those markets should not be anticipated until after distribution into the North American market is more fully developed.

International Recognition of AsepticSure™

In May 2011, a prestigious peer review medical journal, The American Journal of Infection Control (“AJIC”), e-published a peer-reviewed article on the science of AsepticSure™ and its unprecedented micro microbial disinfection ability. (> 6 log kill for all pathogens tested), titled: “Effectiveness of a novel ozone-based system for the rapid high-level disinfection of health care spaces and surfaces,” authored by Dick Zoutman, MD, FRCPC, Michael Shannon, M.A., M.Sc., M.D., and Arkady Mandel, M.D., Ph.D., D.Sc., Kingston, and Ottawa, Ontario, Canada. The review was based on the work completed at our laboratories located at Innovation Park, Queen’s University, in Kingston, Ontario, Canada. The print edition of the article appeared in the December 2011 issue of the AJIC.

In July 2011, canadaNOW, a bi-annual national magazine of the Canadian university research parks, featured AsepticSure™ in an article titled, “Taking on the ‘silent epidemic.” Also in July 2011, AsepticSure™ was awarded one of three Awards for Innovation at the First International Conference on Prevention and Infection Control (ICPICP) sponsored by the World Health Organization in Geneva, Switzerland.

Recent Developments

In June 2012, we announced that we had achieved 100% kill rates with tuberculosis in three successive trials. This represents another important milestone in our understanding of the antimicrobial limits of our recently launched disinfection technology, AsepticSure™.

According to Dr. Michael E. Shannon, our President, approximately one-third of the world’s population is currently infected with tuberculosis and a new Extreme Drug Resistant Strain of tuberculosis is now sweeping across Asia, central Europe and parts of Africa.  These factors drove the Company to evaluate the efficacy of AsepticSure against this daunting bacteria.  With a small increase in treatment time (beyond our standard 90 minute protocol, start to finish) we demonstrated that AsepticSure consistently produces greater than 6 log reductions of Mycobacterium terrae, a well-established surrogate organism for Mycobacterium tuberculosis.  These findings expand upon our ground-breaking research already published in the field of HAI control, with implications not just of academic or scientific interest but of significant public health importance as well.  There are over 200,000 clinical laboratories in the United States and until now, there has been no cost effective way to address their contamination problems.  We believe, based on our testing, that AsepticSure offers an extremely effective and surprisingly inexpensive disinfection and decontamination solution, not only for laboratory contamination problems, but environmental contamination problems worldwide.

During the second quarter 2012, we also announced the appointment of Queen’s University Professor Dr. Dick Zoutman as our new Chief Medical Officer.  In this new role, as well as continuing to provide direct microbiology support to Dr. Shannon, Dr. Zoutman will also report to both the President and the Chief Executive Officer regarding his responsibilities, which include providing:

•	input into the design, planning, initiation and analysis of all beta test and post market surveillance programs worldwide; and

•
direct liaison with clinical investigators, and maintaining professional awareness of our many scientific accomplishments through the preparation of peer-reviewed articles and the preparation of presentations at medical conferences.

We have also obtained the services of Mr. Glen Balzer to lead our management team in the building of both a distributor network and supply side management and manufacturing oversight team.  Mr. Balzer is a recognized expert in both supply side and distribution side team building.

In September 2012, we entered into a Terms and Conditions of Sales, Goods and Manufacturing Contract with Transformix Engineering.  Transformix is a specialty engineering and manufacturing company located in Kingston, Ontario, Canada. A change in manufacturers was sought by us to address delays in product delivery and quality control issues with a prior manufacturer. The Company believes that Transformix has an appropriately deep level of engineering depth in its workforce to meet the needs of the Company.  Delivery of the first AsepticSure systems to be built by Transformix is anticipated in December.  Assuming a successful delivery of the first order, Transformix expects to ramp up production in order to meet estimated sales orders of the AsepticSure system for the first quarter of 2103.

Regulatory Affairs

The regulatory arm of Health Canada has given us an opinion letter stating that our AsepticSure disinfection system will not be regulated in Canada as a disinfectant, as there is no surface residual following room treatment.  In addition, AsepticSure will not be regulated in Canada as a medical device.  As a result of this very favorable ruling, we are now free to market AsepticSure in the Canadian market.

New Zealand regulatory authorities have taken a similar position to the Canadian authorities, making New Zealand the second country in which we are authorized to sell the AsepticSure disinfection system.

We anticipate that the United States will become the third country approving sale of AsepticSure.  The United States Food and Drug Administration (FDA) has ruled that AsepticSure is a Class 1 medical device.  This was expected by our development and regulatory team.  Interaction with both the FDA and Environmental Protection Agency (EPA) in the United States has progressed nicely and we currently anticipate obtaining approval for sale into the United States market in the fourth quarter of 2012 or the first quarter of 2013.

Canadian Foundation for Global Health – Consolidated Variable Interest Entity

In 2008, we assisted in the formation of CFGH, a not-for-profit foundation based in Ottawa, Canada. We helped establish CFGH for two primary purposes: (1) to establish an independent not-for-profit foundation intended to have a continuing working relationship with us for research purposes that is best positioned to attract the finest scientific, medical and academic professionals possible to work on projects deemed to be of social benefit, and (2) to provide a means for us to use a tiered pricing structure for services and products in emerging economies and extend the reach of our technology to as many in need as possible.

The CFGH may not contract for research or other services on our behalf without our prior approval. In addition, our understanding with the CFGH provides that all intellectual property, including but not limited to, scientific results, patents and trademarks that are derived from work done on our behalf or at our request by CFGH or parties contracted by CFGH with our prior approval will be our sole and exclusive property.

The CFGH is registered as a not-for-profit corporation under Canadian Federal Charter. Dr. Shannon M.A., M.Sc., M.D. is President of CFGH and maintains offices at CFGH. Mr. Brad Goble, President of TDVGlobal, Inc., is also a board member of CFGH and serves as the Secretary-Treasurer for that organization. According to its website, TDVGlobal, Inc. “is a strategic management consulting company” focusing on the public sector. It is based in Ottawa, Ontario, Canada. Other members of the CFGH board are Edwin G. Marshall (our Chief Executive Officer and Chairman), Daniel D. Hoyt (one of our directors), Dr. Jill C. Marshall, NMD, (Mr. Marshall’s wife and a former corporate officer of the Company), and Dr. Ron St. John.

We follow the accounting standard which requires a variable interest entity (“VIE”) to be consolidated by a company if that company absorbs a majority of the VIE’s expected losses and/or receives a majority of the entity’s expected residual returns as a result of holding variable interests, which are the ownership, contractual, or other financial interests in the entity. In addition, a legal entity is considered to be a VIE, if it does not have sufficient equity at risk to finance its own activities without relying on financial support from other parties. If the legal entity is a VIE, then the reporting entity determined to be the primary beneficiary of the VIE must consolidate it. We have determined that CFGH meets the requirements of a VIE, effective upon the first advance to CFGH on February 12, 2009. Accordingly, the financial position and operations of CFGH are being consolidated with our financial results and in our consolidated financial statements included within this quarterly report.

Medizone Canada Limited

We own all of the issued and outstanding stock of Medizone Canada, Ltd., a Canadian corporation (“MedCan”). MedCan was a participant in the Canadian Blood Forces Program’s SIV Study, but is not currently engaged in any business activity.

Employees

As of October 2012, Medizone had a total of 15 full-time employees and consultants.

Results of Operations

Three Months Ended September 30, 2012 and 2011

We were incorporated in January 1986.  We are a company engaged in research and production of ozone based fogging mixture as a disinfectant.  Our current work is in the field of hospital disinfection, and other industrial applications requiring disinfectant, rather than human therapies.  During the three months ended September 2012, we began to sell our AsepticSure product.  We are continuing to develop production equipment with the intention of increasing sales this year.  However, we cannot predict if we will generate sufficient revenues or cash flow to fund continuing or planned operations.  If we fail to obtain additional funding, we will be forced to suspend or permanently cease operations, and may need to seek protection under United States bankruptcy laws.

For the three months ended September 30, 2012, we had a net loss of $1,072,381, compared with a net loss for the three months ended September 30, 2011 of $485,040. Our primary expense is payroll and consulting fees, research and development costs, office expenses, AsepticSure production expenses, together with interest expense and additional expense recorded as a result of options granted to directors, employees and consultants.

For the three months ended September 30, 2012 and 2011, we incurred $932,872 and $283,730, respectively, in general and administrative expenses. Our primary expenses are payroll, consulting fees, and professional fees and additional expense recorded as a result of options granted to directors, employees and consultants. The remaining general and administrative expenses include rent, office expenses and travel expenses.

For the three months ended September 30, 2012 and 2011, we incurred $187,126 and $189,688, respectively, in research and development costs as a result of prototype development costs, consulting, and other research activities. Research and development expenses include consultant fees, interface development costs, prototypes, and research stage ozone generator and instrument development.

Principal amounts owed on notes payable totaled $311,477 and $283,249 at September 30, 2012 and December 31, 2011, respectively. Interest expense on these obligations during the three months ended September 30, 2012 and 2011 was $6,097 and $6,232, respectively. The applicable interest rates on this debt ranged from 7.75 percent to 10 percent per annum.

Nine Months Ended September 30, 2012 and 2011

For the nine months ended September 30, 2012, we had a net loss of $3,041,730, compared with a net loss for the nine months ended September 30, 2011 of $1,526,519. Our primary expense is payroll and consulting fees, research and development costs, office expenses, together with interest expense and additional expense recorded as a result of options granted to directors, employees and consultants.

For the nine months ended September 30, 2012 and 2011, we incurred $2,514,018 and $712,831, respectively, in general and administrative expenses. The primary increase for the nine months ended September 30, 2012 compared to the same period in 2011, was a result of approximately $1,613,000 of options granted and vested to directors, officers and employees in 2012.  Our primary expenses are payroll, consulting fees, and professional fees. The remaining general and administrative expenses include rent, office expenses and travel expenses.

For the nine months ended September 30, 2012 and 2011, we incurred $546,054 and $778,982, respectively, in research and development costs as a result of prototype development costs, consulting, and other research activities. The primary decrease for the nine months ended September 30, 2012 compared to the same period in 2011, was a result of less research and development costs, prototype development costs, consulting and other research activities as the Company released its product during the three months ended September 30, 2012.  Research and development expenses include consultant fees, interface development costs, prototypes, and research stage ozone generator and instrument development.

Principal amounts owed on notes payable totaled $311,477 and $283,249 at September 30, 2012 and December 31, 2011, respectively.  Interest expense on these obligations during the nine months ended September 30, 2012 and 2011 was $18,445 and $18,910, respectively. The applicable interest rates on this debt ranged from 7.75 percent to 10 percent per annum.

Liquidity and Capital Resources

At September 30, 2012, our working capital deficiency was $3,157,206 compared to a working capital deficiency of $3,264,298 at December 31, 2011.  The stockholders’ deficit at September 30, 2012 was $29,783,028, compared to $26,741,298 at December 31, 2011.

As described above, we are no longer a Development Stage Company, as the Company began selling its AsepticSure product during the three months ended September 30, 2012.  We will continue to require additional financing to fund operations and to continue to fund the research necessary to undertake our new business plans, to further the ongoing testing as previously described, and then to market a system for hospital and medical sterilization. As discussed above, the Company entered into the Common Stock Purchase Agreement (“Stock Purchase Agreement”) with Mammoth Corporation (“Mammoth”), in November 2010, and established the equity line financing facility (or “Equity Line”). We do not anticipate needing to draw the full amount of the Equity Line to implement our business plan and to develop and market our disinfection technologies. We expect that additional capital will come primarily from the Equity Line to continue our activities and to sustain operations. Also, we anticipate that we will be able to raise additional funds, as needed, from some of the same accredited investors who have purchased shares during previous years, although we have no agreements at this time with any of these investors and there is no assurance that these investors will purchase additional shares.

Our unaudited financial statements included in this report have been prepared on the assumption that the Company will continue as a going concern. Through the date of this report, it has been necessary to rely upon financing from the sale of our equity securities to sustain operations as indicated above. Additional financing will be required if we are to continue as a going concern. If additional financing is not obtained in the near future, we will be required to curtail or discontinue operations, or seek protection under the bankruptcy laws. Even if additional financing becomes available, there can be no assurance that it will be on terms favorable to the Company. In any event, this additional financing will likely result in immediate and possibly substantial dilution to existing shareholders.

Forward-Looking Statements and Risks Affecting the Company

The statements contained in this report on Form 10-Q that are not purely historical are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements regard our expectations, hopes, beliefs, anticipations, commitments, intentions and strategies regarding the future. They may be identified by the use of the words or phrases “believes,” “expects,” “anticipates,” “should,” “plans,” “estimates,” and “potential,” among others. Forward-looking statements include, but are not limited to, statements contained in Management's Discussion and Analysis of Financial Condition and Results of Operations regarding our financial performance, revenue and expense levels in the future and the sufficiency of existing assets to fund future operations and capital spending needs. Actual results could differ materially from the anticipated results or other expectations expressed in such forward-looking statements for the reasons detailed in our Annual Report on Form 10-K for the year ended December 31, 2011.

We believe that many of the risks previously discussed in our SEC filings are part of doing business in the industry in which we operate and compete and will likely be present in all periods reported. The fact that certain risks are endemic to the industry does not lessen their significance. The forward-looking statements contained in this report are made as of the date of this report and we assume no obligation to update them or to update the reasons why actual results could differ from those projected in such forward-looking statements. Among others, risks and uncertainties that may affect our business, financial condition, performance, development, and results of operations include:

·	Rigorous government scrutiny and regulation of our products and planned products;
·	Potential effects of adverse publicity regarding ozone and related technologies or industries;
·	Failure to sustain or manage growth including the failure to continue to develop new products; and
·	The ability to obtain needed financing.

Critical Accounting Policies and Estimates

This Management’s Discussion and Analysis of Financial Condition and Results of Operations is based upon our unaudited consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The preparation of such statements requires our management to make significant estimates and judgments that affect the reported amounts of assets, liabilities, and expenses. By their nature, these judgments are subject to an inherent degree of uncertainty. On an on-going basis, we evaluate these estimates, including those related to intangible assets, expenses, and income taxes. We base our estimates on historical experience and other facts and circumstances that are believed to be reasonable, and the results form the basis for making judgments about the carrying value of assets and liabilities. The actual results may differ from these estimates under different assumptions or conditions.

We account for equity securities issued for services rendered at the fair value of the securities on the date of grant.

Item 3.  Quantitative and Qualitative Disclosures About Market Risk

We are exposed to changes in prevailing market interest rates affecting the return on its investments but do not consider this interest rate market risk exposure to be material to our financial condition or results of operations. We invest primarily in United States Treasury instruments with short-term (less than one year) maturities. The carrying amount of these investments approximates fair value due to the short-term maturities. Under current policies, we do not use derivative financial instruments, derivative commodity instruments or other financial instruments to manage our exposure to changes in interest rates or commodity prices.

Item 4.  Controls and Procedures

Evaluation of Disclosure Controls and Procedures

As of September 30, 2012, we updated our evaluation of the effectiveness of the design and operation of our disclosure controls and procedures for purposes of filing reports under the Exchange Act. This controls evaluation was done under the supervision and with the participation of management, including our chief executive officer and our chief financial officer. Our chief executive officer and our chief financial officer concluded that at September 30, 2012, our disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) are effective to provide reasonable assurance that information that we are required to disclose in the reports that we file or submit to the SEC is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Our disclosure controls and procedures are designed to provide reasonable assurance that such information is accumulated and communicated to our management, including our chief executive officer and chief financial officer, as appropriate to allow timely decisions regarding required disclosure.

Changes in Internal Controls

We maintain a system of internal control over financial reporting that is designed to provide reasonable assurance that our books and records accurately reflect our transactions and that our established policies and procedures are followed. There were no changes to our internal control over financial reporting during our last fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II — OTHER INFORMATION

Item 1.  Legal Proceedings

There were no material developments during the quarter ended September 30, 2012 relative to the legal matters previously disclosed by the Company.

Item 2.  Unregistered Sales of Equity Securities and Use of Proceeds

During the three-month period ended September 30, 2012, we sold 5,233,333 restricted shares of common stock to 11 accredited investors for cash proceeds totaling $296,500, ranging from $0.05 to $0.09 per share.  The purchasers of the shares were current shareholders of, but not otherwise affiliated with the Company. There were no underwriters or public solicitation involved in the offer or sale of these securities. The proceeds were used for general operating expenses and the continuing development of the AsepticSure™ hospital disinfection system. The offer and sale of these securities was made without registration under the Securities Act in reliance upon exemptions from registration, including, without limitation, the exemption provided under Section 4(2) of the Securities Act for private and limited offers and sales of securities made solely to accredited investors.

Item 6.  Exhibits

Exhibit 31.1	Certification of Principal Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
Exhibit 31.2	Certification of Principal Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
Exhibit 32.1	Certification of Principal Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
Exhibit 32.2	Certification of Principal Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
101.INS**	XBRL Instance Document
101.SCH**	XBRL Taxonomy Extension Schema
101.CAL**	XBRL Taxonomy Extension Calculation Linkbase
101.DEF**	XBRL Taxonomy Extension Definition Linkbase
101.LAB**	XBRL Taxonomy Extension Label Linkbase
101.PRE**	XBRL Taxonomy Extension Presentation Linkbase

** Pursuant to Rule 406T of Regulation S-T, these interactive data files are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933 or Section 18 of the Securities Exchange Act of 1934 and otherwise are not subject to liability.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEDIZONE INTERNATIONAL, INC. (Registrant)

October 25, 2012	By:	/s/ Edwin G. Marshall
Edwin G. Marshall
Chairman and Chief Executive Officer (Principal Executive Officer)

October 25, 2012	By:	/s/ Thomas (Tommy) E. Auger
Thomas (Tommy) E. Auger
Chief Financial Officer (Principal Financial and Principal Accounting Officer)